As filed with the Securities and Exchange Commission on December 19, 2023.

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	6552	87-1375590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

990 Biscayne Blvd., #501, Office 12

Miami, Florida 33132

(904) 496-0027

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Villarreal

Chief Executive Officer

990 Biscayne Blvd., #501, Office 12

Miami, Florida 33132

(904) 496-0027

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to public:

As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED DECEMBER 19, 2023

Safe and Green Development Corporation

1,999,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 1,999,000 shares of Common Stock, par value $0.001 (“Common Stock”), of Safe and Green Development Corporation, a Delaware corporation (“we,” “us,” “our,” or the “Company”), by Peak One Opportunity Fund, L.P. (“Peak One”) and Peak One Investments, LLC (“Peak One Investments” and together with Peak One, the “Selling Stockholders”). Peak One Investments is the General Partner of Peak One, both of which are Delaware entities.

We are registering the resale of (i) up to 450,000 shares of Common Stock (the “Debenture Shares”) issuable upon the conversion of our 8% convertible debenture in the principal amount of $700,000 (the “Debenture”) that we issued to Peak One pursuant to that certain Securities Purchase Agreement, dated as of November 30, 2023 (the “Securities Purchase Agreement”), between us and Peak One, as more fully described in this prospectus, including conversion of accrued interest and based on the floor price set forth in the Debenture issued to Peak One; (ii) up to 350,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of a warrant (the “Warrant”) issued to Peak One Investments pursuant to the Securities Purchase Agreement; (iii) 100,000 shares of Common Stock (the “SPA Commitment Shares”), of which 50,000 shares were issued to Peak One Investments and 50,000 shares were issued to Peak One as commitment shares pursuant to the Securities Purchase Agreement; (iv) up to 999,000 shares of Common Stock that we may sell to Peak One, from time to time, after the date of this prospectus, in our sole discretion pursuant to the Equity Purchase Agreement dated as of November 30, 2023 (the “Equity Purchase Agreement”), between us and Peak One, as more fully described in this prospectus; and (v) 100,000 shares of Common Stock (the “EP Commitment Shares” and together with the SPA Commitment Shares, the “Commitment Shares”) issued to Peak One Investments as commitment shares pursuant to the Equity Purchase Agreement.

See “Recent Developments” and “The Peak Transactions” for a description of the Securities Purchase Agreement and the Equity Purchase Agreement and “Selling Stockholders” for additional information regarding Peak One and Peak One Investments. The prices at which the Selling Stockholders may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Purchase Agreement to Peak One and the proceeds of any cash exercise of the Warrant by Peak One Investments.

The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of Common Stock in the section titled “Plan of Distribution” on page 77 of this prospectus. The Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their shares of Common Stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find Additional Information” carefully before you invest in any of our securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGD.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on December 18, 2023 was $1.64 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of the Common Stock.

Investing in the Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 9 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2023

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.sgdevco.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms ““we,” “us,” “our,” “the Company,” “SG DevCo” and “our business” refer to Safe and Green Development Corporation. and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the Selling Stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the Selling Stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

i

About this Prospectus

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the®  or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

ii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 9 and the financial statements and related notes included in this prospectus.

Our Company

We were formed in 2021 by Safe & Green Holdings Corp. (“SG Holdings” or “Parent”) for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities. Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the planned developments using modules built by SG Echo, LLC (“SG Echo”), a subsidiary of SG Holdings, and to rely on SG Holdings and SG Echo as the main source of the modular units used in our projects. In addition to these development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties. We also intend to build manufacturing sites for lease to SG Echo near our project sites in order to support SG Holdings. We intend to build our first manufacturing facility on the land owned by us in St. Mary’s, Georgia at a cost of approximately $16,000,000. We intend to fund the project through a combination of debt, in the form of a construction loan, and equity from limited partners. We expect that this facility will be fully operational by the first quarter of 2025 and will fulfill the need for modular units at both our Norman Berry and Cumberland Inlet projects. Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of sales of our securities to Peak One and future financings, both at the corporate and project level, and/or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1,600,000 over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site

●	St. Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo

●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

Recent Developments

In December 2022, SG Holdings our parent company and then owner of 100% of our issued and outstanding securities, announced its plan to separate SG DevCo and SG Holdings into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), SG Holdings, effected a pro rata distribution to SG Holdings’ stockholders of approximately 30% of the outstanding shares of our Common Stock (the “Distribution”). In connection with the Distribution, each SG Holdings’ stockholder received 0.930886 shares of our Common Stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, we were no longer a wholly owned subsidiary of SG Holdings and SG Holdings held approximately 70% of our issued and outstanding securities. On September 28, 2023, our Common Stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements provide for the allocation between SG Holdings and us of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with SG Holdings included a tax matters agreement and a shared services agreement.

Transactions with the Selling Stockholders

On November 30, 2023, we entered into a Securities Purchase Agreement, dated November 30, 2023 and related registration rights agreement (the “Registration Rights Agreement”) with Peak One, pursuant to which we agreed to issue, in a private placement offering (the “Offering”) upon the satisfaction of certain conditions specified in the Securities Purchase Agreement, two debentures to Peak One in the aggregate principal amount of $1,200,000, a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. On November 30, 2023, we issued the first Debenture in the principal amount of $700,000 in addition to a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. The Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). Pursuant to the Registration Rights Agreement we agreed to file a registration statement within 45 days to register the shares of Common Stock issuable under the Debenture and the Warrant with the Securities and Exchange Commission (the “SEC”) and to use our reasonable best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from November 30, 2023. The shares of Common Stock issuable pursuant to the Debenture are referred to herein as “Debenture Shares” and the shares of Common Stock issuable pursuant to the Warrant are referred to herein as “Warrant Shares.” Under the Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and the Company and satisfaction of the closing conditions set forth in the Securities Purchase Agreement at any time after January 29, 2024, upon which the Company would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of $500,000 (the “Second Debenture”, and together with the Debenture, the “Debentures”) for a purchase price of $450,000, representing an original issue discount of ten percent (10%). See “The Peak Transactions -Private Placement Offering of Common Stock, Debenture and Warrant” for additional information with respect to the Securities Purchase Agreement, Debenture and Warrant.

On November 30, 2023, we also entered into an Equity Purchase Agreement and related registration rights agreement (the “EP Registration Rights Agreement”) with Peak One, pursuant to which we have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 (the “Maximum Commitment Amount”) in shares of Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement and the EP Registration Rights Agreement. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 EP Commitment Shares and pursuant to the EP Registration Rights Agreement we agreed to file a registration statement registering the Common Stock issued or issuable to Peak One and Peak One Investments under the Equity Purchase Agreement for resale with the SEC. See “The Peak Transactions- Peak One Equity Line and Equity Purchase Agreement” for additional information with respect to the Equity Purchase Agreement.

Contribution Agreement

On November 28, 2023, LV Peninsula Holding LLC (“LV Holding”), a Delaware limited liability company and wholly owned subsidiary of SG DevCo, entered into a Contribution Agreement (the “Contribution Agreement”) with Preserve Acquisitions, LLC, a Delaware limited liability company (“Preserve”), to form either a Delaware or Texas limited liability company or limited partnership (the “Joint Venture”) for the purpose of owning, holding for investment and ultimately selling a residential housing development (the “Project”) to be developed by the parties on approximately 59.3712 acres located in Lago Vista, Texas currently owned by LV Holding (the “Lago Vista Property”) upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties (the “JV Agreement”). The Contribution Agreement provides that the parties will negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. The Contribution Agreement further provides that LV Holding will contribute the Lago Vista Property to the Joint Venture as a capital contribution to be valued at $11,500,000 in the JV Agreement.

Preserve will lead the development process and, after the completion of a feasibility period, will be required to submit permits for the first phase of the Project within 11 months from the execution of the Contribution Agreement. In addition, the Contribution Agreement provides that LV Holding must remove, pay and/or satisfy prior to or at Closing (as defined below) any monetary liens (as defined in the Contribution Agreement) on the Lago Vista Property.

The closing for the formation of the Joint Venture (the “Closing”) is to be held on the date which is 30 days after the expiration of the feasibility period subject to fulfillment of the following conditions: (a) an affiliate of Preserve, LV Holding or its affiliate (the “LV Member”) and a third party equity investor, if applicable, have executed and delivered the JV Agreement in form approved by Preserve and LV Holding, which terms must be consistent with waterfall provisions set forth in the Contribution Agreement; (b) the Joint Venture having secured a legally binding and unconditional commitment for construction financing and capital commitments sufficient for the Project from third parties (debt and equity); and (c) the Title Agent being unconditionally committed to issue the Owner’s Title Policy to the Joint Venture.

At Closing, LV Holding must pay a 5% brokerage commission based upon the $11,500,000 property value. Until the Closing or the earlier termination of the Contribution Agreement, LV Holding has agreed to not convey or encumber all or any portion of the Lago Vista Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Lago Vista Property (or any portion thereof), provided, however, prior to Closing, LV Holding may solicit, discuss, and negotiate purchase offers so long as it notifies all potential buyers that the Lago Vista Property is under contract pursuant to the Contribution Agreement.

Corporate Information

We were incorporated in Delaware on February 27, 2021. Our principal executive office is located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132, and our phone number is (904) 496-0027. We maintain a website at www.sgdevco.com.

The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our Common Stock.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2028; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Summary of Risk Factors

An investment in our Company is subject to a number of risks, including risks relating to this offering, risks relating to our business, risks related to the Separation and Distribution and risks related to our Common Stock. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” of this prospectus, for a more thorough description of these and other risks.

Risks Related to this Offering

●	We cannot predict the actual number of shares we will sell under the Securities Purchase Agreement or the Equity Purchase Agreement to Peak One.

●	Investors who buy shares at different times will likely pay different prices.

●	The issuance of Common Stock to Peak One may cause substantial dilution to our existing stockholders.

●	Our management will have broad discretion over the use of the net proceeds.

●

The terms of the Securities Purchase Agreement and Equity Purchase Agreement limit the amount of shares of Common Stock we may issue to Peak One, which may limit our ability to utilize the arrangement to enhance our cash resources.

Risks Related to Our Business Generally

●	Our limited operating history makes it difficult for us to evaluate our future business prospects.

●	We have no recent history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

●	The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

●	We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

●	Our property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

●	Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

●	Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

●

We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

●	Previously undetected environmentally hazardous conditions may adversely affect our business.

●	Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us

●	If we were deemed to be an investment company, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

●	Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

●	Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

●	We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

●	We may not be able to sell our real property assets when we desire.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	If we were to default in our obligation to repay the loan we received from BCV S&G DevCorp, it could disrupt or adversely affect our business and our stock price could decline.

●	The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

Risks Related to the Separation and Distribution

●	We may not achieve some or all of the expected benefits of the Separation and Distribution.

●	Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we will be subject following the Distribution.

●	We may have indemnification liabilities to SG Holdings under the separation and distribution agreement.

Risks Related to Our Common Stock

●	Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

●	Some of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in SG Holdings.

●	SG Holdings owns a majority of our outstanding Common Stock, and it may therefore be able to substantially control our management and affairs.

●	We are a “controlled company” and may rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline

●	Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, more difficult and may prevent attempts by our stockholders to replace or remove our management.

●	Our stockholders’ will have limited ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholders identified in this prospectus of up to 1,999,000 shares of our Common Stock. None of the shares registered hereby are being offered for sale by us.

Securities offered by the Selling Stockholders

This prospectus covers the resale of a total of up to 1,999,000 shares of our Common Stock, consisting of:

●    100,000 shares of Common Stock of which 50,000 shares were issued to Peak One Investments and 50,000 shares were issued to Peak One as commitment shares upon the execution of the Securities Purchase Agreement as SPA Commitment Shares;

●    100,000 shares of Common Stock issued to Peak One Investments upon the execution of the Equity Purchase Agreement as EP Commitment Shares;

●    up to 350,000 shares of Common Stock to be issued to Peak One upon exercise of the Warrant;

●    up to 450,000 shares of Common Stock to be issued to Peak One upon conversion of the Debenture; and

●    up to 999,000 shares of Common Stock that we have reserved for sale to Peak One under the Equity Purchase Agreement if and when we elect to sell Common Stock to Peak One under the Equity Purchase Agreement, from time to time.

Common Stock outstanding prior to this offering	10,200,000 shares of Common Stock, including the Commitment Shares

Common Stock to be outstanding after this offering, assuming we issue the additional 1,799,000 shares of our Common Stock that are issuable in connection with the Securities Purchase Agreement and the Equity Purchase Agreement	11,999,000 shares of Common Stock

Terms of the offering

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of Proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, we may receive up to $10,000,000 in aggregate gross proceeds from the sale of the Common Stock to the Selling Stockholders under the Equity Purchase Agreement described above. We may also receive up to approximately $885,500 in aggregate gross proceeds from cash exercises of the Warrant, based on the per share exercise price of the Warrant; however, the Warrants are exercisable on a cashless basis at the option of Peak One. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 9 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGD”.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 10,200,000 shares of our Common Stock outstanding as of December 18, 2023, and excludes:

●	1,351,551 shares of Common Stock issuable upon the settlement of vested RSUs currently outstanding;

●	479,699 shares of Common Stock issuable upon the settlement of unvested RSUs currently outstanding; and

●	2,168,750 shares of our Common Stock reserved for future issuance under our 2023 Incentive Compensation Plan (the “2023 Plan”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	We cannot predict the actual number of shares we will sell under the Securities Purchase Agreement or the Equity Purchase Agreement to Peak One.

●	Management will have broad discretion over the use of the net proceeds .

●	Our limited operating history makes it difficult for us to evaluate our future business prospects.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

●	The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

●	We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

●	Our property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

●	Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

●	We may not be able to secure sufficient modular units to complete our developments using modules built by SG Echo.

●	Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

●	We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

●	The construction of manufacturing facilities involves significant risks.

●	Discovery of previously undetected environmentally hazardous conditions may adversely affect our business.

●	Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

●	Our business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

●	Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

●	Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

●	We may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

●	Inflation could adversely affect our business and financial results.

●	We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

●	Risks associated with our land and lot inventories could adversely affect our business or financial results.

●	We may not be able to sell our real property assets when we desire.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●	If we were to default in our obligation to repay the loan we received from BCV S&G DevCorp, which loan is secured by 19.99% of our outstanding shares, it could disrupt or adversely affect our business and our stock price could decline.

●	The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

●	We have no recent history of operating as an independent company, and our historical and pro forma financial information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

●	We may not achieve some or all of the expected benefits of the Separation and Distribution.

●	We may have indemnification liabilities to SG Holdings under the separation and distribution agreement.

●	We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and could rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	We may issue shares of preferred or Common Stock in the future, which could dilute your percentage ownership of the Company.

●	Anti-takeover provisions could enable SG DevCo to resist a takeover attempt by a third party and limit the power of our stockholders.

●	Our failure to comply with continued listing requirements of the Nasdaq Capital Market.

●	Risks relating to ownership of our Common Stock, including high volatility and dilution.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors” in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below, which we believe represent certain of the material risks to our business, together with the information contained elsewhere in this prospectus, before you make a decision to invest in our securities. Please note that the risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the following events occur or any additional risks presently unknown to us actually occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Securities Purchase Agreement or the Equity Purchase Agreement to Peak One, or the actual gross proceeds resulting from those sales.

Subject to certain limitations in the Equity Purchase Agreement and compliance with applicable law, we have the discretion to deliver notices to Peak One at any time throughout the term of the Equity Purchase Agreement. The actual number of shares that are sold to Peak One may depend on a number of factors, including the market price of the Common Stock during the sales period. Actual gross proceeds may be less than $10,000,000, which may impact our future liquidity. Because the price per share of each share sold to Peak One will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the actual gross proceeds to be raised in connection with those sales. In addition, the conversion price of the Debenture is subject to adjustment for certain security issuances by us deemed to be below the conversion price, subject to a floor price of $0.39 per share. Accordingly, the number of shares of Common Stock issuable upon conversion of the Debenture may change over time. In addition, it is possible that the closing of the Second Debenture will not occur, which may also impact our future liquidity.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. In connection with the Equity Purchase Agreement we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Peak One. Similarly, Peak One may sell such shares at different time and at different prices. Investors may experience a decline in the value of the shares they purchase from Peak One in this offering as a result of sales made by us in future transactions to Peak One at prices lower than the prices they paid.

The issuance of Common Stock to Peak One may cause substantial dilution to our existing stockholders and the sale of such shares acquired by Peak One could cause the price of our Common Stock to decline.

We are registering for resale by Peak One up to 1,999,000 shares of Common Stock, consisting of 200,000 Commitment Shares, up to 350,000 Warrant Shares, up to 450,000 Debenture Shares and up to 999,000 shares of Common Stock that we have reserved for sale to Peak One under the Equity Purchase Agreement if and when we elect to sell Common Stock to Peak One under the Equity Purchase Agreement, from time to time. The number of shares of our Common Stock ultimately offered for resale by Peak One under this prospectus is dependent upon the number of shares issued to Peak One pursuant to the Equity Purchase Agreement, the number of shares converted under the Debenture and the number of Warrant Shares issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to Peak One may cause the trading price of our Common Stock to decline.

The terms of the Securities Purchase Agreement and Equity Purchase Agreement limit the amount of shares of Common Stock we may issue to Peak One, which may limit our ability to utilize the arrangement to enhance our cash resources.

The Securities Purchase Agreement and Equity Purchase Agreement includes restrictions on our ability to sell shares of Common Stock to Peak One, including, subject to specified limitations, (i) if a sale would cause us to issue, in the aggregate, a number of shares greater than 19.99% of our outstanding Common Stock immediately prior to the execution of the Securities Purchase Agreement and Equity Purchase Agreement (the “Exchange Cap”), or (ii) if a sale would cause Peak One and its affiliates to beneficially own more than 4.99% of our issued and outstanding Common Stock (the “Beneficial Ownership Cap”). Accordingly, we cannot guarantee that we will be able to sell to Peak One all $10,000,000 of shares of Common Stock. If we cannot sell the full amount of the shares that Peak One has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

Our management team may invest or spend the proceeds it receives from Peak One in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds it receives from Peak One. We intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Common Stock.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned. We expect our expenses to increase if and when we commence development of our properties. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our Amended and Restated Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of our Common Stock and 5,000,000 shares of preferred stock. In certain circumstances, the Common Stock, as well as the awards available for issuance under our 2023 Plan, can be issued by our board of directors, without stockholder approval. Any future issuances of such stock, including pursuant to outstanding restricted stock units awards, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering. See “Dividend Policy.”

Risks Related to Our Business Generally

Our limited operating history makes it difficult for us to evaluate our future business prospects.

We were incorporated in February 2021. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses. The results of our operations and the execution on our business plan depends on the availability of additional land parcels, the performance of our currently held properties, competition, the ability to obtain building permits, the availability of adequate equity and debt financing, and conditions in the financial markets and economic conditions.

You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into our industry. If we fail to adequately address any or all of these risks and challenges, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We have no recent history of operating as an independent company, and our historical information is not necessarily representative of the results that we would have achieved as a separate, publicly traded company and may not be a reliable indicator of our future results.

The historical information about us in this prospectus refers to our business as operated by and integrated with SG Holdings. Our historical financial information included in this prospectus is derived from SG Holdings’ accounting records and is presented on a standalone basis as if our business that was spun off has been conducted independently from SG Holdings. Accordingly, the historical financial information does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate, publicly traded company during the periods presented or those that we will achieve in the future primarily as a result of the factors described below:

●	Generally, our working capital requirements and capital for our general corporate purposes, including capital expenditures and acquisitions, have historically been satisfied as part of the corporate-wide cash management policies of SG Holdings. As an independent company, we will need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available and may be more costly.

●	Prior to the Distribution, our business had been operated by SG Holdings as part of its broader corporate organization, rather than as an independent company. SG Holdings or one of its affiliates performed various corporate functions for us, such as legal, treasury, accounting, auditing, human resources, investor relations, and finance. Our historical financial results reflect allocations of corporate expenses from SG Holdings for such functions, which may be less than the expenses we would have incurred had we operated as a separate, publicly traded company.

●	Prior to the Separation, our business was integrated with the other businesses of SG Holdings. Historically, we have shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While we have sought to minimize the impact on us when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

●	The cost of capital for our business may be higher than SG Holdings’ cost of capital prior to the Distribution.

Other significant changes may occur in our cost structure, management, financing and business operations as a result of operating as a company separate from SG Holdings.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We have never generated any revenue and have incurred significant net losses in each year since inception. For the nine months ended September 30, 2023, we incurred a net loss of $2,615,965 as compared to a net loss of $1,486,922 for the nine months ended September 30, 2022. For the year ended December 31, 2022 we incurred a net loss of $2,444,259 as compared to a net loss of $485,747 for the period from February 17, 2021 through December 31, 2021. We expect to incur increasing losses in the future when we commence development of the properties we own. We cannot offer any assurance as to our future financial results. Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if, and when needed. Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due. If we are not able to secure additional funding, if, and when needed, we would be forced to curtail our operations or take other action in order to continue to operate. To date, a significant portion of our funding has been provided by SG Holdings. These and other factors raise substantial doubt about our ability to continue as a going concern. If we are unable to meet our obligations and are forced to curtail or cease our business operations, our stockholders could suffer a complete loss of any investment made in our securities. Our independent registered public accounting firm has indicated in their audit report that there is substantial doubt about our ability to continue as a going concern

Our business strategy includes growth plans. Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in significant growth stages of development. We cannot assure you that we will be able to successfully develop any of our properties or that we will have access to additional development opportunities. Failure to manage potential transactions to successful conclusions, or failure more generally to manage our growth effectively, could have a material adverse effect on our business, future prospects, financial condition or results of operations and could adversely affect our ability to successfully implement our business strategy.

The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

The long-term sustainability of our operations, as well as future growth, depends in large part on the price at which we are able to obtain suitable land parcels for development or homebuilding operations. Our ability to acquire land parcels for various residential projects may be adversely affected by changes in the general availability of land parcels, the willingness of land sellers to sell land parcels at reasonable prices, competition for available land parcels, availability of financing to acquire land parcels, zoning, regulations that limit housing density, the ability to obtain building permits, environmental requirements and other market conditions and regulatory requirements. If suitable lots or land at reasonable prices become less available, the number of units we may be able to build and sell could be reduced, and the cost of land could be increased substantially, which could adversely impact us. As competition for suitable land increases, the cost of undeveloped lots and the cost of developing owned land could also rise and the availability of suitable land at acceptable prices may decline, which could adversely impact us. The availability of suitable land assets could also affect the success of our land acquisition strategy, which may impact our ability to maintain or increase the number of our active communities, as well as to sustain and grow our revenues and margins, and achieve or maintain profitability. Additionally, developing undeveloped land is capital intensive and time consuming and we may develop land based upon forecasts and assumptions that prove to be inaccurate, resulting in projects that are not economically viable.

Our business operations are concentrated in one business segment.

Our business operations are concentrated in one business segment, real estate development. As a result, we may be more vulnerable to changing market conditions, which could have a material adverse effect on our business, financial condition and results of operations. In addition, the diversification of our revenues, costs, and cash flows will diminish as a standalone company, such that our results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and our ability to fund capital expenditures and investments may be diminished.

We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

The housing industry is highly competitive, and we face competition from many sources, including from other housing communities both in the immediate vicinity and the geographic market where our properties are and will be located. Furthermore, housing communities we invest in compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single and multifamily homes available to rent or purchase. Increased competition may prevent us from acquiring attractive land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate.

We will also compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make certain of the investments that we plan to make. Many of such competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than us.

These competitive conditions could adversely affect our ability to make investments. Moreover, our ability to close transactions will be subject to our ability to access financing within stipulated contractual time frames, and there is no assurance that we will have access to such financing on terms that are favorable to us, if at all.

Our property portfolio has a high concentration of properties located in certain states.

To date, our properties are located in Georgia, Texas and Oklahoma. Certain of our properties are located in areas that may experience catastrophic weather and other natural events from time to time, including hurricanes or other severe weather, flooding fires, snow or ice storms, windstorms or earthquakes. These adverse weather and natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. In the event of a loss in excess of insured limits, we could lose our capital invested in the affected property, as well as anticipated future revenue from that property. We could also continue to be obligated to repay any mortgage indebtedness or other obligations related to the property. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

To the extent that significant changes in the climate occur, we may experience extreme weather and changes in precipitation and temperature and rising sea levels, all of which may result in physical damage to or a decrease in demand for properties located in these areas or affected by these conditions. Should the impact of climate change be material in nature, including destruction of our properties, or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties or to protect them from the consequence of climate change.

There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

The development of the projects in our pipeline is subject to numerous risks, many of which are outside of our control, including:

●	inability to obtain entitlements;

●	inability to obtain financing on acceptable terms;

●	default by any of the contractors we engage to construct our projects;

●	site accidents; and

●	failure to secure tenants or residents in the anticipated time frame, on acceptable terms, or at all.

We can provide no assurances that we will complete any of the projects in our development pipeline on the anticipated schedule or within the budget, or that, once completed, these properties will achieve the results that we expect. If the development of these projects is not completed in accordance with our anticipated timing or cost, or the properties fail to achieve the financial results we expect, it could have a material adverse effect on our business, financial condition, results of operations and cash flows and ability to repay our debt, including project-related debt.

Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

We maintain insurance on our properties. However, there are certain types of losses, generally of a catastrophic nature, such as floods or acts of war or terrorism that may be uninsurable or not economical to insure. Further, insurance companies often increase premiums, require higher deductibles, reduce limits, restrict coverage, and refuse to insure certain types of risks, which may result in increased costs or adversely affect our business. We use our discretion when determining amounts, coverage limits and deductibles, for insurance, based on retaining an acceptable level of risk at a reasonable cost. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of our lost investment. In addition, we may become liable for injuries and accidents at our properties that are underinsured. A significant uninsured loss or increase in insurance costs could materially and adversely affect our business, liquidity, financial condition and results of operations.

We may not be able to secure sufficient modular units to complete our developments using modules built by SG Echo.

We intend to construct many of our planned developments using modules built by SG Holdings’ subsidiary, SG Echo, and to rely on SG Holdings and SG Echo as the main source of the modular units used in our projects. Our ability to complete our modular developments will be limited to the available capacity of the SG Echo facility. If we are unable to secure sufficient modular units to complete our developments using modules built by SG Echo, our business, prospects, financial condition, results of operations, and cash flows would be materially and adversely affected and the value of your investment in our company may be materially adversely affected.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We have acquired properties upon which we will construct improvements. In connection with our development activities, we are subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities or community groups and our contractor’s or partner’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. Performance also may be affected or delayed by conditions beyond our control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. If a builder or development partner fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance, but there can be no assurance any legal action would be successful. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We rely on third-party suppliers and long supply chains, and if we fail to identify and develop relationships with a sufficient number of qualified suppliers, or if there is a significant interruption in our supply chains, our ability to timely and efficiently access raw materials that meet our standards for quality could be adversely affected.

Our ability to identify and develop relationships with qualified suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner will be a significant challenge. We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. Our suppliers’ ability to deliver products may also be affected by financing constraints caused by credit market conditions, which could negatively impact our revenue and costs, at least until alternate sources of supply are arranged.

The construction of manufacturing facilities involves significant risks.

We have limited experience constructing manufacturing facilities and doing so is a complex and lengthy undertaking that requires sophisticated, multi-disciplinary planning and precise execution. The construction of manufacturing facilities is subject to a number of risks. In particular, the construction costs may materially exceed budgeted amounts, which could adversely affect our results of operations and financial condition. For example, we may suffer construction delays or cost overruns as a result of a variety of factors, such as labor and material shortages, defects in materials and workmanship, adverse weather conditions, transportation constraints, construction change orders, site changes, labor issues and other unforeseen difficulties, any of which could delay or prevent the completion of our planned facilities. While our goal is to negotiate contracts with engineering, procurement and construction firms that minimize risk, any delays or cost overruns we encounter may result in the renegotiation of our construction contracts, which could increase our costs.

In addition, the construction of manufacturing facilities may be subject to the receipt of approvals and permits from various regulatory agencies. Such agencies may not approve the projects in a timely manner or may impose restrictions or conditions on a production facility that could potentially prevent construction from proceeding, lengthen its expected completion schedule and/or increase its anticipated cost. If construction costs are higher than we anticipate, we may be unable to achieve our expected investment return, which could adversely affect our business and results of operations.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our business.

We are subject to various federal, state and local laws and regulations that (a) regulate certain activities and operations that may have environmental or health and safety effects, such as the management, generation, release or disposal of regulated materials, substances or wastes, (b) impose liability for the costs of cleaning up, and damages to natural resources from, past spills, waste disposals on and off-site, or other releases of hazardous materials or regulated substances, and (c) regulate workplace safety. Compliance with these laws and regulations could increase our operational costs. Violation of these laws may subject us to significant fines, penalties or disposal costs, which could negatively impact our results of operations, financial position and cash flows. Under various federal, state and local environmental laws, a current or previous owner or operator of currently or formerly owned, leased or operated real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Accordingly, we may incur significant costs to defend against claims of liability, to comply with environmental regulatory requirements, to remediate any contaminated property, or to pay personal injury claims.

Moreover, environmental laws also may impose liens on property or other restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our lessees from operating such properties. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations or the discovery of currently unknown conditions or non-compliances may impose material liability under environmental laws.

Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

We are subject to a wide range of legislative, regulatory, accounting and tax rules. The costs and efforts of compliance with these laws, or of defending against actions brought to enforce them, could adversely affect us. In addition, if there are changes to the laws, regulations or administrative decisions and actions that affect us, we may have to incur significant expenses in order to comply, or we may have to restrict or change our operations.

We have invested, and expect to continue to invest, in real property assets which are subject to laws and regulations relating to the protection of the environment and human health and safety. These laws and regulations generally govern wastewater discharges, noise levels, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. Environmental laws and regulations may impose joint and several liabilities on tenants, owners or operators for the costs to investigate and remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, could adversely affect our ability to sell, rent or pledge an affected property as collateral for future borrowings. We intend to take commercially reasonable steps when we can to protect ourselves from the risks of environmental law liability; however, we may not obtain independent third-party environmental assessments for every property we acquire. In addition, any such assessments that we do obtain may not reveal all environmental liabilities, or whether a prior owner of a property created a material environmental condition not known to us. In addition, there are various local, state and federal fire, health, safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages. In all events, the existing condition of land when we buy it, operations in the vicinity of our properties or activities of unrelated third parties could all affect our properties in ways that lead to costs being imposed on us.

Any material expenditures, fines, damages or forced changes to our business or strategy resulting from any of the above could adversely affect our financial condition and results of operations.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) as a result of our ownership of minority interests in limited liability companies, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if: (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act as a result of our ownership of minority interests in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC and our plans to potentially make other minority investments, and we intend to conduct our operations so that we will not be deemed an investment company.

However, if we were to be deemed an investment company, we would be required to register as an investment company under the 1940 Act and incur significant registration and compliance costs. Additionally, the 1940 Act requires that a number of structural safeguards, such as an independent board of directors and a separate investment adviser whose contract must be approved by a majority of the company’s stockholders, be put in place within such companies. The 1940 Act also imposes significant disclosure and reporting requirements beyond those found in the Securities Act and the Exchange Act. Likewise, the 1940 Act contains its own anti-fraud provisions and private remedies, and it strictly limits investments made by one investment company in another to prevent pyramiding of investment companies, leading to consolidated investment companies acting in the interest of other investment companies rather than in the interest of securities holders. The labeling of the Company as an investment company could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and prospects. Compliance with the 1940 Act is prohibitively expensive for small companies, in our estimation, and even if it meant divestiture of assets, we would intend to avoid being classified as an investment company.

Our business, results of operations, cash flows and financial condition are greatly affected by the performance of the real estate industry.

The U.S. real estate industry is highly cyclical and is affected by global, national and local economic conditions, general employment and income levels, availability of financing, interest rates, and consumer confidence and spending. Other factors impacting real estate businesses include over-building, changes in traffic patterns, changes in demographic conditions, changes in tenant and buyer preferences and changes in government requirements, including tax law changes. These factors are outside of our control and may have a material adverse effect on our business, profits and the timing and amounts of our cash flows.

Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

Our business can be substantially affected by adverse changes in general economic or business conditions that are outside of our control, including changes in short-term and long-term interest rates; employment levels and job and personal income growth; housing demand from population growth, household formation and other demographic changes, among other factors; availability and pricing of mortgage financing for homebuyers; consumer confidence generally and the confidence of potential homebuyers in particular; consumer spending; financial system and credit market stability; private party and government mortgage loan programs (including changes in FHA, USDA, VA, Fannie Mae and Freddie Mac conforming mortgage loan limits, credit risk/mortgage loan insurance premiums and/or other fees, down payment requirements and underwriting standards), and federal and state regulation, oversight and legal action regarding lending, appraisal, foreclosure and short sale practices; federal and state personal income tax rates and provisions, including provisions for the deduction of mortgage loan interest payments, real estate taxes and other expenses; supply of and prices for available new or resale multifamily units; interest of financial institutions or other businesses in purchases; and real estate taxes. Adverse changes in these conditions may affect our business nationally or may be more prevalent or concentrated in particular submarkets in which we operate. Inclement weather, natural disasters (such as earthquakes, hurricanes, tornadoes, floods, prolonged periods of precipitation, droughts, and fires), other calamities and other environmental conditions can delay the delivery of our units and/or increase our costs. Civil unrest or acts of terrorism can also have a negative effect on our business. If the housing industry experiences a significant or sustained downturn, it would materially adversely affect our business and results of operations in future years. The potential difficulties described above can cause demand and prices for our units to fall or cause us to take longer and incur more costs to develop the land and build our units. We may not be able to recover these increased costs by raising prices because of market conditions.

Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

The housing and land development industries are subject to significant variability and fluctuations in real estate values. As a result, we may be required to write-down the book value of our real estate assets in accordance with generally accepted accounting principles in the United States of America (“GAAP”), and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on our business, prospects, liquidity, financial condition, and results of operations. In addition, valuations of real estate properties do not necessarily represent the price at which a willing buyer would purchase such property; therefore, there can be no assurance that we would realize the values underlying estimated valuations of our properties if we were to sell such properties.

We may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations, and our stock price, which could cause you to lose some or all of your investment.

Factors outside of our business and outside of our control may arise. As a result of these factors, we may be forced to write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Further, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. Accordingly, our securities could suffer a reduction in value.

Inflation could adversely affect our business and financial results.

Inflation could adversely affect our business and financial results by increasing the costs of land, raw materials and labor needed to operate our business. If our markets have an oversupply of housing, relative to demand, we may be unable to offset any such increases in costs with corresponding higher sales prices for our units or buildings. Inflation may also accompany higher interest rates, which could adversely impact potential customers’ ability to obtain financing on favorable terms, thereby further decreasing demand. If we are unable to raise the prices of our units or buildings to offset the increasing costs of our operations, our margins could decrease. Furthermore, if we need to lower the price of our units to meet demand, the value of our land inventory may decrease. Inflation may also raise our costs of capital and decrease our purchasing power, making it more difficult to maintain sufficient funds to operate our business.

We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

We have and may continue to fund development projects through the use of joint ventures. Joint ventures involve risks including, but not limited to, the possibility that the other joint venture partners may possess the ability to take or force action contrary to our interests or withhold consent contrary to our requests, have business goals which are or become inconsistent with ours, or default on their financial obligations to the joint venture, which may require us to fulfill the joint venture’s financial obligations as a legal or practical matter. We and our joint venture partners may each have the right to initiate a buy-sell arrangement, which could cause us to sell our interest, or acquire a joint venture partner’s interest, at a time when we otherwise would not have entered into such a transaction. In addition, a sale or transfer by us to a third party of our interests in the joint venture may be subject to consent rights or rights of first refusal in favor of our partners which would restrict our ability to dispose of our interest in the joint venture. Each joint venture agreement is individually negotiated, and our ability to operate, finance, or dispose of a joint venture project in our sole discretion is limited to varying degrees depending on the terms of the applicable joint venture agreement.

Risks associated with our land and lot inventories could adversely affect our business or financial results.

Risks inherent in controlling, purchasing, holding, and developing land are substantial. The risks inherent in purchasing and developing land parcels increase as consumer demand for housing decreases and the holding period increases. As a result, we may buy and develop land parcels on which housing units cannot be profitably built and sold. In certain circumstances, a grant of entitlements or development agreement with respect to a particular parcel of land may include restrictions on the transfer of such entitlements to a buyer of such land, which could negatively impact the price of such entitled land by restricting our ability to sell it for its full entitled value. In addition, inventory carrying costs can be significant and can result in reduced margins or losses in a poorly performing community or market. The time and investment required for development may adversely impact our business. In the event of significant changes in economic or market conditions, we may have to sell units or buildings at significantly lower margins or at a loss, if we are able to sell them at all. Additionally, deteriorating market conditions could cause us to record significant inventory impairment charges. The recording of a significant inventory impairment could negatively affect our reported earnings per share and negatively impact the market perception of our business.

Our quarterly results may fluctuate.

We could experience fluctuations in our quarterly operating results due to a number of factors, including variations in the returns on our current and future investments, the interest rates payable on any outstanding debt, the level of our expenses, the levels and timing of the recognition of our realized and unrealized gains and losses, the seasonal nature of travel if the community is a vacation destination, the degree to which we encounter competition in our markets and other business, market and general economic conditions. Consequently, our results of operations for any current or historical period should not be relied upon as being indicative of performance in any future period.

We may not be able to sell our real property assets when we desire.

Investments in real property are relatively illiquid compared to other investments. Accordingly, we may not be able to sell real property assets when we desire or at prices acceptable to us. This could substantially reduce the funds available for satisfying our obligations, including any debt obligations.

Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

Our access to third-party sources of financing will depend, in part, on:

●	general market conditions;

●	the market’s perception of our growth potential;

●	with respect to acquisition and/or development financing, the market’s perception of the value of the land parcels to be acquired and/or developed;

●	our current debt levels;

●	our current and expected future earnings;

●	our cash flow; and

●	the market price per share of our Common Stock.

The global credit and equity markets and the overall economy can be extremely volatile, which could have a number of adverse effects on our operations and capital requirements. For the past decade, the domestic financial markets have experienced a high degree of volatility, uncertainty and, during certain periods, tightening of liquidity in both the high yield debt and equity capital markets, resulting in certain periods where new capital has been both more difficult and more expensive to access. If we are unable to access the credit markets, we could be required to defer or eliminate important business strategies and growth opportunities in the future. In addition, if there is volatility and weakness in the capital and credit markets, potential lenders may be unwilling or unable to provide us with financing that is attractive to us or may increase collateral requirements or may charge us prohibitively high fees in order to obtain financing. Consequently, our ability to access the credit market in order to attract financing on reasonable terms may be adversely affected. Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure additional financing on reasonable terms, if at all. Depending on market conditions at the relevant time, we may have to rely more heavily on additional equity financings or on less efficient forms of debt financing that require a larger portion of our cash flow from operations, thereby reducing funds available for our operations, future business opportunities and other purposes. We may not have access to such equity or debt capital on favorable terms at the desired times, or at all.

If we were to default in our obligation to repay the loan we received from BCV S&G DevCorp, which loan is secured by 19.99% of our outstanding shares, it could disrupt or adversely affect our business and our stock price could decline.

To date, we have received $1,750,000 as a secured loan from BCV S&G DevCorp, a Luxembourg-based specialized investment fund, and have entered into a loan agreement with BCV S&G DevCorp to receive up to $2,000,000 as a secured loan. The loan matures on December 1, 2024 and is secured by 19.99% of our outstanding shares. The loan agreement, as amended, provides that if our shares of Common Stock were not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the pledged shares falls below twice the face value of the loan, the loan will be further secured by our St. Mary’s industrial site. Following the listing, the total market value of the pledged shares has fallen below twice the face value of the loan and we and BCV S&G DevCorp are in discussions regarding alternatives, if any. If we were to default in our obligation to repay the loan when due it could disrupt or adversely affect our business and our stock price could decline if the lender were to seek to sell the pledged shares and/or our interest in St. Mary’s.

The COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

Throughout 2021 and to date, the COVID-19 pandemic has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. COVID-19 (or a future pandemic) could have material and adverse effects on our performance, financial condition, results of operations and cash flows due to, among other factors:

●	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government actions;

●	difficulty accessing equity and debt capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets

●	difficulty obtaining capital necessary to fund business operations;

●	delays in construction at our properties may adversely impact our ability to commence operations and generate revenues from projects, including:

●	construction moratoriums by local, state or federal government authorities;

●	delays by applicable governmental authorities in providing the necessary authorizations to commence construction;

●	reductions in construction team sizes to effectuate social distancing and other requirements;

●	infection by one or more members of a construction team necessitating a partial or full shutdown of construction; and

●	manufacturing and supply chain disruptions for materials sourced from other geographies which may be experiencing shutdowns and shipping delays.

The extent to which COVID-19 (or a future pandemic) impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence.

Changes in general economic conditions, geopolitical conditions, domestic and foreign trade policies, monetary policies and other factors beyond our control may adversely impact our business and operating results.

The uncertain financial markets, disruptions in supply chains, mobility restraints, and changing priorities as well as volatile asset values also affect our business operations and our ability to enter into collaborations and joint ventures. To date, inflation has caused increases on some of our estimated costs for development projects. It is difficult to predict the impact on increasing inflation on our operations. We are actively monitoring the effects these disruptions and increasing inflation could have on our operations.

A number of other economic and geopolitical factors both in the U.S. and abroad, could ultimately have material adverse effects on our business, financial condition, results of operations or cash flows, including the following:

●	effects of significant changes in economic, monetary and fiscal policies in the U.S. and abroad including currency fluctuations, inflationary pressures and significant income tax changes;

●	the war in the Middle East;

●	supply chain disruptions;

●	a global or regional economic slowdown;

●	changes in government policies and regulations affecting the Company;

●	postponement of spending, in response to tighter credit, financial market volatility and other factors; and

●	rapid material escalation of the cost of regulatory compliance and litigation.

Risks Related to the Separation and Distribution

We may not achieve some or all of the expected benefits of the Separation and Distribution, and the Separation and Distribution may materially adversely affect our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and Distribution, or such benefits may be delayed or not occur at all. The Separation and Distribution is expected to provide the following benefits, among others: (1) enabling our management to more effectively pursue its own distinct operating priorities and strategies; (2) permitting us to allocate our financial resources to meet the unique needs of our business, which will allow us to intensify our focus on our distinct strategic priorities and to more effectively pursue our own distinct capital structure and capital allocation strategies; (3) allowing us to more effectively articulate a clear investment thesis to attract a long-term investor base suited to our business and providing investors with a distinct and targeted investment opportunity; (4) creating an independent equity security tracking our underlying business, which should afford us direct access to the capital markets and facilitate our ability to consummate future acquisitions or other transactions using our Common Stock; and (5) permitting us to more effectively recruit, retain and motivate employees through the use of stock-based compensation that more closely aligns management and employee incentives with specific business goals and objectives related to our business.

We may not achieve these and other anticipated benefits for a variety of reasons, including, among others: (1) we may now be more susceptible to market fluctuations and other adverse events than if we were still a part of SG Holdings because our business is less diversified than SG Holdings’ business prior to the completion of the Separation; and (2) we cannot predict the trading prices of our Common Stock or know whether the combined trading prices of the SG Holdings common stock and our Common Stock will be less than, equal to or greater than the market value of SG Holdings common stock prior to the Separation and Distribution. If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

Our accounting and other management systems and resources may not be adequately prepared to meet the financial reporting and other requirements to which we are now subject as a standalone, publicly traded company following the Distribution.

As a result of the Distribution, we are directly subject to reporting and other obligations under the Exchange Act. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources. We may not have sufficient time to meet these obligations by the applicable deadlines.

If we are unable to implement our financial and management controls, reporting systems, information technology and procedures in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies under the Exchange Act could be impaired. Any failure to achieve and maintain effective internal controls could result in adverse regulatory consequences and/or loss of investor confidence, which could limit our ability to access the global capital markets and could have a material adverse effect on our business, financial condition, results of operations, cash flows or the market price of our securities.

In connection with the Separation we agreed to indemnify SG Holdings for certain liabilities. If we are required to pay under these indemnities to SG Holdings, our financial results could be negatively impacted. In addition, the SG Holdings indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which SG Holdings will be allocated responsibility, and SG Holdings may not be able to satisfy its indemnification obligations in the future.

Pursuant to the separation and distribution agreement and certain other agreements between SG Holdings and us, each party agreed to indemnify the other for certain liabilities. Third parties could also seek to hold us responsible for any of the liabilities that SG Holdings has agreed to retain. Any amounts we are required to pay pursuant to these indemnification obligations and other liabilities could require us to divert cash that would otherwise have been used in furtherance of our operating business. Further, the indemnities from SG Holdings for our benefit may not be sufficient to protect us against the full amount of such liabilities, and SG Holdings may not be able to fully satisfy its indemnification obligations.

Moreover, even if we ultimately succeed in recovering from SG Holdings any amounts for which we are held liable, we may be temporarily required to bear these losses ourselves. Each of these risks could negatively affect our business, results of operations and financial condition.

The terms we received in our agreements with SG Holdings and its subsidiaries involve potential conflicts of interest and could be less beneficial than the terms we may have otherwise received from unaffiliated third parties.

The agreements we entered into with SG Holdings in connection with the Separation were prepared in the context of the Separation while we were still a wholly owned subsidiary of SG Holdings. As a result, the terms of those agreements may not reflect terms that would have resulted from arm’s-length negotiations between unaffiliated third parties. For example, the allocation of assets, liabilities, rights, indemnification and other obligations between SG Holdings and us under the separation and distribution agreement may have been different if agreed to by two unaffiliated parties.

Pursuant to the shared services agreement we entered into with SG Holdings, SG Holdings agreed to provide to us certain services or functions that the companies historically have shared. In consideration for such services, we agreed to pay fees to SG Holdings for the services provided. The personnel performing services under the shared services agreement will be employees and/or independent contractors of SG Holdings and will not be under our direction or control. As such, conflicts of interest may arise in connection with the performance of the services by SG Holdings personnel and the allocation of priority to the services requested by us.

In addition, we and related entities have entered into and may continue to enter into transactions with SG Holdings and its subsidiaries. For example, JDI-Cumberland Inlet, LLC, a company in which we hold a 10% non-dilutable interest, is obligated to hire SG Echo with respect to each phase of the construction of the project buildings for our project in downtown St. Mary’s, Georgia so long as SG Echo is offering its services at a price that is within five percent of all arms-length bona fide bids from reputable, unaffiliated builders. As a result, JDI-Cumberland could end up paying to SG Echo five percent more than it would have paid for these construction services if it hired an unaffiliated builder. See “Certain Relationships and Related Party Transactions.”

Risks Related to Our Common Stock

Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting of our Common Stock.

Our shares of Common Stock are currently listed on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholder’s equity requirement, The Nasdaq Stock Market LLC may take steps to delist our Common Stock. Any delisting would likely have a negative effect on the price of our Common Stock and would impair stockholders’ ability to sell or purchase their Common Stock when they wish to do so.

Some of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in SG Holdings.

Because of their current or former positions with SG Holdings, some of our directors and executive officers may own shares of SG Holdings common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. This ownership may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for SG Holdings or us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between SG Holdings and us regarding the terms of the agreements governing the Separation and the relationship thereafter between the companies.

Approximately 64.3% of our Common Stock is owned by a single stockholder, SG Holdings, and it may therefore be able to substantially control our management and affairs.

SG Holdings currently beneficially owns approximately 64.3% of our outstanding Common Stock. Based on our outstanding number of shares of Common Stock as of December 19, 2023, if we were to issue the additional 1,799,000 shares that have not been issued but will be registered in connection with the Securities Purchase Agreement and the Equity Purchase Agreement, SG Holdings will continue to own approximately 54.6% of our issued and outstanding Common Stock. Therefore, SG Holdings will have substantial influence over any election of our directors and our operations. This concentration of ownership could also have the effect of delaying or preventing a change in our control and might affect the market price of our Common Stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders.

We are a “controlled company” within the meaning of the Nasdaq listing standards and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You may not have the same protections afforded to stockholders of companies that are subject to such requirements.

SG Holdings controls approximately 64.3% of our outstanding Common Stock. Because of the voting power of SG Holdings, we are considered a “controlled company” for purposes of Nasdaq requirements. As such, we are exempt from certain corporate governance requirements of Nasdaq, including the requirements that (i) a majority of the board of directors consist of independent directors, (ii) we have a Nominating and Governance Committee that is composed entirely of independent directors and (iii) we have a Compensation Committee that is composed entirely of independent directors. We may rely on some or all of these exemptions. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements. If we sell all of the shares offered hereby, SG Holdings will continue to own in excess of 54.6% of our outstanding shares of Common Stock and we will continue to be a “controlled company” for purposes of Nasdaq requirements.

We incur significant costs as a result of operating as a public company and our management devotes substantial time to new compliance initiatives.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, the other rules and regulations of the SEC, and the rules and regulations of Nasdaq. Compliance with the various reporting and other requirements applicable to public companies requires considerable time and attention of management. For example, the Sarbanes-Oxley Act and the rules of the SEC and national securities exchanges have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel are devoting and will continue to need to devote a substantial amount of time to these compliance initiatives. These rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

We do not expect to pay cash dividends on our Common Stock. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant.

We cannot be certain that an active trading market for our Common Stock will develop or be sustained and our stock price may fluctuate significantly.

We cannot guarantee that an active trading market will develop or be sustained for our Common Stock, nor can we predict the prices at which shares of our Common Stock may trade. Until the market has fully evaluated our business as a standalone entity, the prices at which shares of our Common Stock trade may fluctuate more significantly than might otherwise be typical, even with other market conditions, including general volatility, held constant. The market price of our Common Stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

●	actual or anticipated fluctuations in our operating results;

●	changes in earnings estimated by securities analysts or our ability to meet those estimates;

●	the operating and stock price performance of comparable companies;

●	changes to the regulatory and legal environment under which we operate; and

●	domestic and worldwide economic conditions.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

As a result of becoming a public company we are subject to SEC reporting and other regulatory requirements. We have incurred and will continue to incur expenses and diversion of our management’s time in its efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when, and if, required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our financial statements or identify other areas for further attention or improvement. If we are unable to assert that our internal controls over financial reporting are effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline, and we may be subject to investigation or sanctions by the SEC.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and we are taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which generally means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Common Stock held by non-affiliates did not equal or exceed $700 million as of the prior December 31.

Because we are subject to the above listed reduced reporting requirements, investors may not be able to compare us to other companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

Your percentage of ownership in SG DevCo may be diluted in the future.

In the future, your percentage ownership in SG DevCo may be diluted because of equity issuances or for acquisitions, capital market transactions or otherwise, including any equity awards that we will grant to our directors, officers and employees. Such awards will have a dilutive effect on the number of SG DevCo shares outstanding, and therefore on our earnings per share, which could adversely affect the market price of our Common Stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock, which could depress the price of our Common Stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Common Stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our Common Stock.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our management.

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control of our company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock. In addition, because our Board of Directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our management by making it more difficult for stockholders to replace members of our Board of Directors. Among other things, these provisions provide:

●	our Board of Directors is divided into three classes, one class of which is elected each year by our stockholders with the directors in each class to serve for a three-year term;

●	the authorized number of directors can be changed only by resolution of our Board of Directors;

●	directors may be removed by stockholders only for cause;

●	our amended and restated bylaws may be amended or repealed by our Board of Directors or by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of our stockholders;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the Board of Directors;

●	our Board of Directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the Board of Directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our Board of Directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of Common Stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for certain types of state actions that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees

Our amended and restated certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, employees, control persons, underwriters, or agents, which may discourage lawsuits against us and our directors, employees, control persons, underwriters, or agents. Additionally, a court could determine that the exclusive forum provision is unenforceable, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. If a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

THE PEAK TRANSACTIONS

Private Placement Offering of Common Stock, Debenture and Warrant

On November 30, 2023, we entered into the Securities Purchase Agreement with Peak One, pursuant to which we agreed to issue, in a private placement offering upon the satisfaction of certain conditions specified in the Securities Purchase Agreement, two Debentures to Peak One in the aggregate principal amount of $1,200,000, a Warrant to purchase up to 350,000 shares of Common Stock and 100,000 SPA Commitment Shares.

On November 30, 2023, we issued the first Debenture in the principal amount of $700,000 in addition to the Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. The Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering, we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Securities Purchase Agreement and issued to Peak One and Peak One Investments an aggregate total of 100,000 SPA Commitment Shares as described in the Securities Purchase Agreement.

The Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The Debenture is convertible, at the option of the holder, at any time, into such number of shares of our Common Stock equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to $2.14 (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event we, at any time while the Debenture is outstanding, issue, sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, or issue Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, shares of Common Stock, other than with respect to an Exempt Issuance (as defined in the Debenture), at an effective price per share that is lower than the then Conversion Price. In the event of any such anti-dilutive event, the Conversion Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.39 per share.

The Debenture is redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Debenture is outstanding, if we receive cash proceeds of more than $1,500,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, we shall, within two (2) business days of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 50% of all proceeds received by us (from any source except with respect to proceeds from the issuance of equity or debt to our officers and directors) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Debenture.

The Debenture contains customary events of default. If an event of default occurs, until it is cured, Peak One may increase the interest rate applicable to the Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the Debenture, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. The Debenture prohibits us from entering into a Variable Rate Transaction (as defined in the Debenture) until the Debenture is paid in full.

Under the Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of Peak One and us and the satisfaction of the closing conditions set forth in the Securities Purchase Agreement at any time after January 29, 2024, upon which we would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of Five Hundred Thousand Dollars ($500,000.00) for a purchase price of $450,000, representing an original issue discount of ten percent (10%).

The Warrant expires five years from its date of issuance. The Warrant is exercisable, at the option of the holder, at any time, for up to 350,000 of shares of our Common Stock at an exercise price equal to $2.53 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events and in the event we, at any time while the Warrants are outstanding, issue, sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise disposes of, or issue Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person the right to acquire, share of Common Stock, other than with respect to an Exempt Issuance, at an effective price per share that is lower than the then Exercise Price. In the event of any such anti-dilutive event, the Exercise Price will be reduced at the option of the holder to such lower effective price of the dilutive event, subject to a floor price of $0.39 per share.

We entered into a Registration Rights Agreement, dated November 30, 2023, with Peak One where we agreed to file a registration statement within 45 days of the date of the Securities Purchase Agreement to register the shares of our Common Stock issuable underlying the Debenture and the Warrants as well as the SPA Commitment Shares with the SEC and to use our reasonable best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from November 30, 2023. The registration statement of which this prospectus forms a part is being filed to satisfy the obligations under the Registration Rights Agreement.

In connection with the private placement offering, we paid a placement fee of $37,800 to Maxim Group, LLC. Assuming the second tranche is closed, a placement fee in an amount equal to $27,000 will be payable by us to Maxim upon closing of the second tranche of the private placement offering.

The Securities Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

Peak One Equity Line and Equity Purchase Agreement

On November 30, 2023, we entered into the Equity Purchase Agreement and related registration rights agreement with Peak One, pursuant to which we shall have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 in shares of our Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement and the EP Registration Rights Agreement, which includes but is not limited to filing a registration statement with the SEC and registering the resale of any shares sold to Peak One. Further, under the Equity Purchase Agreement and subject to the Maximum Commitment Amount, we have the right, but not the obligation, to submit a Put Notice (as defined in the Equity Purchase Agreement) from time to time to Peak One (i) in a minimum amount not less than $25,000 and (ii) in a maximum amount up to the lesser of (a) $750,000 or (b) 200% of the Average Daily Trading Value (as defined in the Equity Purchase Agreement). We cannot affect any sales under the Equity Purchase Agreement that would exceed 1,999,000 shares of our Common Stock unless we receive stockholder approval to exceed the Exchange Cap.

In connection with the Equity Purchase Agreement, we issued to Peak One Investments 100,000 EP Commitment Shares and agreed to file a registration statement registering the Common Stock issued or issuable to Peak One and Peak One Investments under the Equity Purchase Agreement, including the 100,000 EP Commitment Shares, for resale with within 45 calendar days of the Equity Purchase Agreement, as more specifically set forth in EP Registration Rights Agreement and to use our reasonable best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from November 30, 2023. The registration statement of which this prospectus forms a part is being filed to satisfy the obligations under the EP Registration Rights Agreement.

The obligation of Peak One to purchase shares of our Common Stock under the Equity Purchase Agreement begins on the date of the Equity Purchase Agreement, subject to the satisfaction of the conditions set forth in the Equity Purchase Agreement (including that a registration statement that we agreed to file with the SEC pursuant to the registration rights agreement remains effective), and ends on the earlier of (i) the date on which Peak One shall have purchased Common Stock pursuant to the Equity Purchase Agreement equal to the Maximum Commitment Amount, (ii) thirty six (36) months after the date of the Equity Purchase Agreement (the “Commencement Date”), (iii) written notice of termination by us or (iv) our bankruptcy or similar event (the “Commitment Period”). We will control the timing and amount of any sales of our Common Stock to Peak One.

During the Commitment Period, the purchase price to be paid by Peak One for the Common Stock under the Equity Purchase Agreement will be 97% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on its principal market on the trading day immediately preceding the respective Put Date (as defined in the Equity Purchase Agreement), or (ii) lowest closing bid price of the Common Stock during the Valuation Period (as defined in the Equity Purchase Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Peak One. The actual amount of proceeds we receive pursuant to each Put Notice is to be determined by multiplying the amount requested in the Put Notice by the applicable purchase price.

The net proceeds from sales, if any, under the Equity Purchase Agreement, will depend on the frequency and prices at which we sell shares to Peak One. To the extent we sell shares under the Equity Purchase Agreement, we currently plan to use any proceeds therefrom for working capital and other general corporate purposes.

The Equity Purchase Agreement and the EP Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

We have the right to terminate the Equity Purchase Agreement at any time after commencement, other than under certain limited circumstances at no cost or penalty, upon written notice to Peak One. Neither we nor Peak One may assign or transfer its rights and obligations under the Equity Purchase Agreement.

Exchange Cap

Under the applicable rules of the Nasdaq Stock Market, LLC and in accordance with the terms of the Equity Purchase Agreement and the Securities Purchase Agreement, the number of shares of the our Common Stock that may be issued upon conversion of the Debenture, exercise of the Warrant, and inclusive of the Commitment Shares and any shares issuable under and in respect of the Equity Purchase Agreement, is subject to an exchange cap of 19.99% of the outstanding number of shares of our Common Stock on the closing date (November 30, 2023) or 1,999,000 shares, unless stockholder approval to exceed the Exchange Cap is approved. We agreed to hold a special meeting of stockholders within ninety (90) calendar days after the date of the Securities Purchase Agreement for the purpose of obtaining stockholder approval of share issuances in excess of the Exchange Cap. Until such approval is obtained, the number of shares of Common Stock issued in the aggregate, pursuant to the Securities Purchase Agreement and Equity Purchase Agreement shall be limited to the Exchange Cap.

In all instances, we may not sell shares of our Common Stock to the Selling Stockholders under the Equity Purchase Agreement and the Securities Purchase Agreement if it would result in them beneficially owning more than 4.99% of the Common Stock, unless the holder delivers to us written notice at least sixty-one (61) days prior to the effective date of such notice that the provision be adjusted to 9.99%.

Issuances of our Common Stock to Peak One under the Equity Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance of shares of our Common Stock to Peak One under the Equity Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of Common Stock to Peak One under the Equity Purchase Agreement. See “Risk Factors.”

Effect of Performance of the Equity Purchase Agreement on Our Stockholders

All 1,999,000 shares registered in this offering which have been or may be issued or sold by us to Peak One or Peak One Investments are expected to be freely tradable. It is anticipated that shares registered in this offering that are to be issued pursuant to the Equity Purchase Agreement will be sold over a period of up to 36-months commencing on the Commencement Date. The sale by Peak One of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Peak One, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Peak One all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Equity Purchase Agreement. If and when we do sell shares to Peak One, after Peak One has acquired the shares, Peak One may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Peak One by us under the Equity Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Peak One under the Equity Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Peak One may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of our shares to Peak One and the Equity Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Equity Purchase Agreement, we have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 of our Common Stock. Depending on the price per share at which we sell our Common Stock to Peak One pursuant to the Equity Purchase Agreement, we may need to sell to Peak One under the Equity Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Equity Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our Common Stock, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Peak One under this prospectus is dependent upon the number of shares we direct Peak One to purchase under the Equity Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Peak One from the sale of 999,000 shares of our Common Stock (which excludes 200,000 Commitment Shares, 350,000 Warrant Shares and 450,000 Debenture Shares) that we are registering hereby that we may issue and sell to Peak One in the future under the Equity Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares of Common Stock After Giving Effect to the Sales to Peak One (2)	Gross Proceeds from the Future Sale of Shares to Peak One Under the Purchase Agreement (1)
$1.59		999,000	8.9%	$1,588,410
$1.64	(3)	999,000	8.9%	1,638,360
$1.70		999,000	8.9%	$1,698,300
$1.80		999,000	8.9%	$1,798,200
$1.90		999,000	8.9%	$1,898,100
$2.00		999,000	8.9%	$1,998,000
$2.10		999,000	8.9%	$2,097,900

(1)	Although the Equity Purchase Agreement provides that we may sell up to $10,000,000 of our Common Stock to Peak One, we are only registering 1,999,000 shares of our Common Stock for resale under the registration statement of which this prospectus forms a part, including the 200,000 Commitment Shares, 350,000 Warrant Shares and 450,000 Debenture Shares. Therefore, only 999,000 of such shares represent shares that we may issue and sell to Peak One for cash consideration in purchases under the Equity Purchase Agreement from time to time, at our sole discretion, during the 36-month period commencing on the Commencement Date, which may or may not cover all the shares of our Common Stock we ultimately sell to Peak One under the Equity Purchase Agreement, if any, depending on the purchase price per share. We have included in this column only the 999,000 shares that we may issue and sell to Peak One for cash consideration in purchases under the Equity Purchase Agreement that are being registered for resale in the offering made by this prospectus, giving effect to the Exchange Cap but without regard for the Beneficial Ownership Cap.

(2)	The denominator is based on 10,200,000 shares of our Common Stock outstanding as of December 19, 2023 (which includes the 200,000 Commitment Shares following our execution of the Securities Purchase Agreement and the Equity Purchase Agreement and excludes the 350,000 Warrant Shares and 450,000 Debenture Shares). The numerator is based on the number of shares of our Common Stock set forth in the adjacent column.

(3)	The closing sale price per share of our Common Stock on December 18, 2023.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of the shares of Common Stock by the Selling Stockholders in this offering. We may receive up to $10,000,000 in gross proceeds if we issue to Peak One shares issuable pursuant to the Equity Purchase Agreement. We may also receive approximately $855,500 of proceeds if the Warrant is exercised in full for cash based on the per share exercise price of the Warrant; however, the Warrant is exercisable on a cashless basis at the option of Peak One. Because we are not obligated to sell any shares of our Common Stock under the Equity Purchase Agreement the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus for more information.

We currently intend to use any proceeds we receive for working capital and other general corporate purposes. Accordingly, our management will have broad discretion in the application of the net proceeds. We may use the proceeds for purposes that are not contemplated at the time of this offering.

We will pay the expenses of registration of the shares of our Common Stock covered by this prospectus, including legal and accounting fees.

The prices at which the shares of Common Stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our Common Stock beneficially owned by our current directors, named executive officers, our directors and current executive officers as a group and our 5% stockholders as of December 19, 2023 and as adjusted to reflect the sale of the securities offered in this offering (assuming the issuance of all of the 1,799,000 shares of Common Stock being registered in this offering which are not outstanding as of December 19, 2023), by (i) each current director, (ii) each named executive officer, (iii) each person who we know to be the beneficial owner of more than 5% of our Common Stock, and (iv) all current directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage ownership prior to this offering is based on 10,200,000 shares of our Common Stock outstanding as of December 19, 2023. Percentage ownership after this offering is based on 11,999,000 shares of our Common Stock outstanding assuming the issuance of all of the 1,799,000 shares of Common Stock being registered in this offering which are not outstanding on the date hereof.

We have deemed shares of our Common Stock subject to RSUs that are currently vested, but for which shares of Common Stock have not been issued, or RSUs that will vest within 60 days of December 19, 2023, to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Safe and Green Development Corporation, 990 Biscayne Boulevard, #501, Office 12, Miami, Florida 33132.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned Prior to this Offering	Shares of Common Stock Beneficially Owned After this Offering		Percentage of Common Stock Beneficially Owned After this Offering

David Villarreal	515,424	(1)	4.82%	515,424	(1)	4.13%
Nicolai Brune	176,772	(2)	1.71%	176,772	(2)	1.46%
Paul Galvin	546,691	(3)	5.16%	546,691	(3)	4.41%
John Scott Magrane	12,500	(4)	*	12,500	(4)	*
Jeffrey Tweedy	12,500	(4)	*	12,500	(4)	*
Alyssa Richardson	9,375	(5)	*	9,375	(5)	*
Peter DeMaria	12,500	(4)	*	12,500	(4)	*
Christopher Melton	28,568	(6)	*	28,568	(6)	*
Yaniv Blumenfeld	30,094	(7)	*	30,094	(7)	*
All current executive officers and directors as a group (9 persons)	1,344,424		11.90%	1,344,424		10.27%

5% Stockholders other than executive officers and directors
Safe & Green Holdings Corp.	6,553,508		64.3%	6,553,508		54.6%

*	Represents beneficial ownership of less than one percent.

(1)	Includes: (i) 27,926 shares of Common Stock; and (ii) 433,332 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued and 54,166 RSUs that will vest within 60 days. Does not include 162,502 unvested RSUs that will not vest within 60 days of December 19, 2023.

(2)	Includes: (i) 26,774 shares of Common Stock; (ii) 133,332 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (iii) 16,666 RSUs that will vest within 60 days of December 19, 2023. Does not include 50,002 unvested RSUs that will not vest within 60 days of December 19, 2023.

(3)	Includes: (i) 159,193 shares of Common Stock; (ii) 333,332 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (iii)41,666 RSUs that will vest within 60 days of December 19, 2023. Does not include 125,002 unvested RSUs that will not vest within 60 days of December 19, 2023.

(4)	Includes: (i) 9,375 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (ii) 3,125 RSUs that will vest within 60 days of December 19, 2023.

(5)	Includes: 6,250 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (ii) 3,125 RSUs that will vest within 60 days of December 19, 2023. Does not include 3,125 RSUs that will not vest within 60 days of December 19, 2023.

(6)	Includes: (i) 16,068 shares of Common Stock; (ii) 9,375 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (iii) 3,125 RSUs that will vest within 60 days of December 19, 2023.

(7)	Includes (i) 20,719 shares of Common Stock; (ii) 6,125 vested RSUs under the 2023 Plan but for which shares of Common Stock subject to such vested RSUs have not been issued; and (iii) 3,125 RSUs that will vest within 60 days of December 19, 2023. Does not include 3,125 RSUs that will not vest within 60 days of December 19, 2023.

SELLING STOCKHOLDERS

This prospectus covers the possible resale from time to time by the Selling Stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate 1,999,000 shares of our Common Stock, which includes (i) 100,000 SPA Commitment Shares, of which 50,000 shares were issued to Peak One Investments and 50,000 shares were issued to Peak One upon the execution of the Securities Purchase Agreement; (ii) up to 350,000 shares of Common Stock to be issued to Peak One Investments upon exercise of the Warrant; (iii) up to 450,000 shares of Common Stock to be issued to Peak One upon conversion of the Debenture; (iv) 100,000 EP Commitment Shares issued to Peak One Investments upon the execution of the Equity Purchase Agreement; and (v) up to 999,000 shares of Common Stock that we may sell to Peak One, from time to time, after the date of this prospectus, in our sole discretion pursuant to the Equity Purchase Agreement. Peak One Investments is the General Partner of Peak One, both of which are Delaware entities.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement and the EP Registration Rights Agreement, both of which we entered into with Peak One on November 30, 2023 concurrently with our execution of the Securities Purchase Agreement and the Equity Purchase Agreement, in which we agreed to provide certain registration rights with respect to resales by Peak One and Peak One Investments of the shares of our Common Stock that have been or may be issued to Peak One and Peak One Investments under the Securities Purchase Agreement and the Equity Purchase Agreement.

The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of Common Stock described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the Selling Stockholders as of the dates represented in the footnotes accompanying the table. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of its shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of the Selling Stockholders, the nature of any position, office or other material relationship, if any, that the Selling Stockholders have had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the selling stockholders before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after December 19, 2023 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the each Selling Stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Except for transactions related to the Securities Purchase Agreement and the Equity Purchase Agreement, the Selling Stockholders have not had any material relationship with us within the past three years; however, in February 2023 SG Holdings entered into an equity purchase agreement with Peak One and a securities purchase agreement pursuant to which it issued to Peak One a debenture, warrants and commitment shares of SG Holdings. In addition, in connection with the Separation, Peak One was issued shares of our Common Stock by SG Holdings pursuant to the terms of such warrants.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering covered by this prospectus because the Selling Stockholders may offer some, all or none of the shares of Common Stock being offered in the offering. Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

For purposes of the table below, 10,200,000 shares of Common Stock are outstanding as of December 19, 2023.

	Shares of Common Stock Beneficially Owned Before this	Maximum Number of Shares of Common Stock	Shares of Common Stock to Be Beneficially Owned Upon Completion of this Offering(2)
Selling Stockholders	Offering (1)	Being Offered	Number	Percentage
Peak One Opportunity Fund L.P. and Peak One Investments, LLC	524,599	1,999,000	29,599	*

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)	This number includes the 200,000 Commitment Shares and an additional 295,000 shares of Common Stock that may be acquired by the Selling Stockholders upon exercise of the Warrant or conversion of the Debenture. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Peak One may be required to purchase under the Equity Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Equity Purchase Agreement, the satisfaction of which are entirely outside of Peak One’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Securities Purchase Agreement and Equity Purchase Agreement prohibit us from issuing and selling any shares of our Common Stock to Peak One to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by Peak One, would cause Peak One’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Cap. The Securities Purchase Agreement and the Equity Purchase Agreement also prohibit us from issuing or selling shares of our Common Stock such agreements in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under such agreements.

(2)	Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that the Selling Stockholders do not acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SGD.” The last reported sale price of our Common Stock on Nasdaq on December 18, 2023 was $1.64 per share of Common Stock.

Holders of Record

As of December 19, 2023, we had approximately 70 holders of record of our Common Stock. Because many of our shares of Common Stock are held by brokers and other institutions on behalf of stockholders, this number is not indicative of the total number of stockholders represented by these stockholders of record.

Dividends

We have not declared or paid cash dividends to stockholders since inception. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any future determination to pay cash dividends on our Common Stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

Issuer Purchases of Equity Securities

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the accompanying “Index to Consolidated Financial Statements” included in this prospectus. Data as of and for the periods ended December 31, 2022 and 2021 has been derived from our audited financial statements appearing at the end of this prospectus. Data as of and for the three and nine months ended September 30, 2023 and 2022 has been derived from our unaudited condensed financial statements appearing at the end of this prospectus. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period. This discussion and other parts of this prospectus contain forward-looking statements, such as those relating to our plans, objectives, expectations, intentions, and beliefs, which involve risks and uncertainties. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview of the Company

We were formed in 2021 by SG Holdings for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the planned developments using modules built by SG Echo, a subsidiary of SG Holdings, and to rely on SG Holdings and SG Echo as the main source of the modular units used in our projects. In addition to these development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties. We also intend to build manufacturing sites for lease to SG Echo near our project sites in order to support SG Holdings and take advantage of cost savings for transportation of modules from SG Echo to our sites. We intend to build our first manufacturing facility on the land owned by us in St. Mary’s, Georgia at a cost of approximately $16,000,000. We intend to fund the project through a combination of debt, in the form of a construction loan, and equity from limited partners. We expect that this facility will be fully operational by the first quarter of 2025 and will fulfill the need for modular units at both our Norman Berry and Cumberland Inlet projects. Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of sales of our securities to Peak One and future financings, both at the corporate and project level, and / or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1,600,000 over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site

●	St. Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo

●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

In the event we are unable to secure sufficient modular units to complete our developments using modules built by SG Echo, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected. See “Risk Factors – Risks Related to Our Business Generally”.

The Separation

In December 2022, SG Holdings, our parent company and then owner of 100% of our issued and outstanding securities, announced its plan to separate SG DevCo and SG Holdings into two separate publicly traded companies. On September 27, 2023, SG Holdings effected a pro rata distribution to SG Holdings’ stockholders of approximately 30% of the then outstanding shares of our Common Stock. In connection with the Distribution, each SG Holdings’ stockholder received 0.930886 shares of our Common Stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, we were no longer a wholly owned subsidiary of SG Holdings and SG Holdings held approximately 70% of our issued and outstanding securities. On September 28, 2023, our Common Stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements provide for the allocation between SG Holdings and us of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with SG Holdings included a tax matters agreement and a shared services agreement.

Basis of Presentation. The historical financial statements of SG DevCo are prepared in conformity with accounting principles GAAP. In accordance with GAAP, certain situations require management to make estimates based on judgments and assumptions, which may affect the reported amounts of assets and liabilities or contingent liabilities at the date of the financial statements. They also may affect the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates upon subsequent resolution of identified matters. The historical financial statements of SG DevCo are prepared from SG Holdings’ historical accounting records and are presented on a standalone basis as if the spin-off business has been conducted independently from SG Holdings.

Impact of Coronavirus (COVID-19). With the global spread of the ongoing novel coronavirus (“COVID-19”) pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on our business. To date, we have experienced some delays in projects due to COVID-19. Any further quarantines, containment and eradication solutions, travel restrictions, absenteeism by infected workers, labor shortages or other disruptions to suppliers and contract manufacturers or customers would likely adversely impact our operating results and result in further project delays.

Recent Developments

On June 23, 2023, we entered into the BCV Loan Agreement with BCV S&G (the “BCV Loan Agreement”), for up to $2,000,000 in proceeds, under which we initially received $1,250,000. The BCV Loan Agreement provides that the loan provided thereunder will bear interest at 14% per annum and mature on December 1, 2024. The loan may be repaid by us at any anytime following the twelve-month anniversary of its issue date. The loan is secured by 19.99% of our outstanding shares of Common Stock (the “Pledged Shares”), which were pledged pursuant to an escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, LLC n/k/a Equiniti Trust Company, LLC, our transfer agent. The fees associated with the issuance include $70,000 paid to BCV S&G for the creation of the BCV Loan Agreement and $27,500 payable to BCV S&G per annum for maintaining the BCV Loan Agreement. Additionally, $37,500 in broker fees was paid to Bridgeline Capital Partners S.A. on the principal amount raised of $1,250,000. The BCV Loan Agreement further provided that if our shares of Common Stock were not listed on The Nasdaq Stock Market before August 30, 2023 or if following such listing the total market value of the Pledged Shares fell below twice the face value of the loan, the loan would be further secured by our St. Mary’s industrial site, consisting of 29.66 acres and a proposed manufacturing facility in St. Mary’s, Georgia (the “St. Mary’s Site”).

On August 9, 2023, SG Holdings and SG DevCo entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which SG Holdings cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by SG DevCo in favor of SG Holdings in the original principal amount of $4,2000,00. In addition, as of September 30, 2023, $1,876,298 is due from SG Holdings for advances made by us. We intend to formalize the amount due into a promissory note.

On August 16, 2023, we secured an additional $500,000 in bridge funding from BCV S&G under the BCV Loan Agreement.

On August 25, 2023, SG DevCo and BCV S&G amended the BCV Loan Agreement (“Amendment No. 1”) to change the date upon which SG DevCo’s shares were required to be listed on The Nasdaq Stock Market from August 30, 2023 to September 15, 2023. According to Amendment No. 1, if SG DevCo’s shares of Common Stock were not listed on The Nasdaq Stock Market before September 15, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site.

On September 11, 2023, SG DevCo and BCV S&G amended the BCV Loan Agreement (“Amendment No. 2”) to change the date upon which SG DevCo’s shares were required to be listed on The Nasdaq Stock Market from September 15, 2023 to September 30, 2023. According to Amendment No. 2, if SG DevCo’s shares of Common Stock were not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site. Following the listing, the total market value of the Pledged Shares has fallen below twice the face value of the loan and SG DevCo and BCV S&G are in discussions regarding alternatives, if any.

On November 28, 2023, LV Holding, a Delaware limited liability company and wholly owned subsidiary of SG DevCo, entered into a Contribution Agreement with Preserve, to form either a Delaware or Texas limited liability company or limited partnership for the purpose of owning, holding for investment and ultimately selling a residential housing development to be developed by the parties on approximately 59.3712 acres located in Lago Vista, Texas currently owned by LV Holding upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties. The Contribution Agreement provides that the parties will negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. The Contribution Agreement further provides that LV Holding will contribute the Lago Vista Property to the Joint Venture as a capital contribution to be valued at $11,500,000 in the JV Agreement.

Preserve will lead the development process and, after the completion of a feasibility period, will be required to submit permits for the first phase of the Project within 11 months from the execution of the Contribution Agreement. In addition, the Contribution Agreement provides that LV Holding must remove, pay and/or satisfy prior to or at Closing (as defined below) any monetary liens (as defined in the Contribution Agreement) on the Lago Vista Property.

The Closing is to be held on the date which is 30 days after the expiration of the feasibility period subject to fulfillment of the following conditions: (a) an affiliate of Preserve, the LV Member and a third party equity investor, if applicable, have executed and delivered the JV Agreement in form approved by Preserve and LV Holding, which terms must be consistent with waterfall provisions set forth in the Contribution Agreement; (b) the Joint Venture having secured a legally binding and unconditional commitment for construction financing and capital commitments sufficient for the Project from third parties (debt and equity); and (c) the Title Agent being unconditionally committed to issue the Owner’s Title Policy to the Joint Venture.

At Closing, LV Holding must pay a 5% brokerage commission based upon the $11,500,000 property value. Until the Closing or the earlier termination of the Contribution Agreement, LV Holding has agreed to not convey or encumber all or any portion of the Lago Vista Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Lago Vista Property (or any portion thereof), provided, however, prior to Closing, LV Holding may solicit, discuss, and negotiate purchase offers so long as it notifies all potential buyers that the Lago Vista Property is under contract pursuant to the Contribution Agreement.

On November 30, 2023, we entered into a Securities Purchase Agreement, dated November 30, 2023 and related Registration Rights Agreement with Peak One, pursuant to which we agreed to issue, in a private placement offering upon the satisfaction of certain conditions specified in the Purchase Agreement, two debentures to Peak One in the aggregate principal amount of $1,200,000, a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. On November 30, 2023, we issued the first Debenture in the principal amount of $700,000 in addition to a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. The Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). Pursuant to the Registration Rights Agreement we agreed to file a registration statement within 45 days to register the shares of Common Stock issuable under the Debenture and the Warrant with the SEC and to use our reasonable best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from November 30, 2023. Under the Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of us and Peak One and the satisfaction of the closing conditions set forth in the Securities Purchase Agreement at any time after January 29, 2024, upon which we would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of $500,000 for a purchase price of $450,000, representing an original issue discount of ten percent (10%). See “The Peak Transactions -Private Placement Offering of Common Stock, Debenture and Warrant” for additional information with respect to the Securities Purchase Agreement, Debenture and Warrant.

On November 30, 2023, we also entered into an Equity Purchase Agreement and related EP Registration Rights Agreement with Peak One, pursuant to which we have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 in shares of Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 EP Commitment Shares and pursuant to the EP Registration Rights Agreement we agreed to file a registration statement registering the Common Stock issued or issuable to Peak One and Peak One Investments under the Equity Purchase Agreement for resale with the SEC. See “The Peak Transactions- Peak One Equity Line and Equity Purchase Agreement” for additional information with respect to the Equity Purchase Agreement.

Results of Operations

We have never generated any revenue and have incurred significant net losses in each year since inception. For the nine months ended September 30, 2023 we incurred a net loss of $2,615,965 as compared to a net loss of $1,486,922 for the nine months ended September 30, 2022. We expect to incur increasing losses in the future when we commence development of the properties we own.

To date, a significant portion of our funding has been provided by SG Holdings.

Results of Operations for the Nine Months Ended September 30, 2023 and Nine Months Ended September 30, 2022

	For the nine months Ended September 30, 2023	For the nine months Ended September 30, 2022
Total Payroll and related expenses	$898,876	$775,384
Total Other operating expenses	902,488	537,812
Operating loss	$(1,801,364)	(1,313,196)
Interest expense	(814,922)	(173,726)
Other income	321	-
Net loss	$(2,615,965)	$(1,486,922)

Payroll and Related Expenses

Payroll and related expenses for the nine months ended September 30, 2023 were $898,876 compared to $775,384 for the nine months ended September 30, 2022. This increase of $123,492 in expenses allocated to us by SG Holdings during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 resulted from additional efforts of personnel during 2023, as well as increased salaries of the five employees of SG Holdings who devoted time to us.

Other Operating Expenses (General and administrative expenses and marketing and business development expenses)

Other operating expenses for nine months ended September 30, 2023 were $902,488 compared to $537,812 for the nine months ended September 30, 2022. These expenses were primarily allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses. This increase of $364,676 in expenses allocated to us by SG Holdings during the nine months ended September 30, 2023 as compared to the nine months ended September 30, 2022 resulted from additional costs incurred during 2023 as well as substantial costs in connection with the Separation and Distribution.

Results of Operations for the Three Months Ended September 30, 2023 and Three Months Ended September 30, 2022

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022
Total Payroll and related expenses	$228,779	$255,189
Total Other operating expenses	355,208	181,609
Operating loss	$(583,987)	(436,798)
Other Income	321	-
Interest expense	(339,877)	(52,157)
Net loss	$(923,543)	$(488,955)

Payroll and Related Expenses

Payroll and related expenses for the three months ended September 30, 2023 were $228,779 compared to $255,189 for the three months ended September 30, 2022. This increase of $26,410 in expenses allocated to us by SG Holdings during the three months ended September 30, 2023 as compared to the three months ended September 30, 2022 resulted from additional efforts of personnel during 2023.

Other Operating Expenses (General and administrative expenses and marketing and business development expenses)

Other operating expenses for three months ended September 30, 2023 were $355,208 compared to $181,609 for the three months ended September 30, 2022. These expenses were primarily allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses. This increase of $173,599 in expenses allocated to us by SG Holdings during the three months ended September 30, 2023 as compared to the three months ended September 30 2022 resulted from additional costs incurred during 2023 as well as substantial costs in connection with the Separation and Distribution.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Our operations for the nine months ended September 30, 2023 and 2022 may not be indicative of our future operations.

Results of Operations for the Year Ended December 31, 2022 and Period Ended December 31, 2021

The discussion of the operations for the year ended December 31, 2022 includes our operations for the year; however, the discussion of the operations for the period ended December 31, 2021 only includes operations from February 17, 2021 through December 31, 2021. Accordingly, the results of operations reported for the year ended December 31, 2022 and the period ended December 31, 2021 are not comparable.

	For the Year Ended December 31, 2022	For the Period February 17, 2021 through December, 2021
Total Payroll and related expenses	$1,106,997	$199,918
Total Other operating expenses	1,030,869	285,828
Operating loss	$(2,137,866)	(485,747)
Interest expense	(306,393)	-
Net loss	$(2,444,259)	$(485,747)

Payroll and Related Expenses

Payroll and related expenses for the year ended December 31, 2022 were $1,106,997 compared to $199,918 for the period ended December 31, 2021. This increase of $907,079 in expenses allocated to us by SG Holdings during the year ended December 31, 2022 as compared to the period ended December 31, 2021 resulted from a full twelve month period as well as additional efforts of personnel during 2022, as well as increased salaries of the five employees of SG Holdings who devoted time to us. In addition, the Company stopped capitalizing project development costs at the time the Lago Vista was held for sale.

Other Operating Expenses (General and administrative expenses and marketing and business development expenses)

Other operating expenses for the year ended December 31, 2022 were $1,030,869 compared to $285,828 for the period ended December 31, 2021 These expenses were allocated to us by SG Holdings and consisted of legal fees, professional fees, rent, office expenses, insurance and other general and administrative expenses. This increase of $745,041 in expenses allocated to us by SG Holdings during the year ended December 31, 2022 as compared to the period ended December 31, 2021 resulted from a full twelve month period as well as additional costs incurred during 2022.

Income Tax Provision

A 100% valuation allowance was provided against the deferred tax asset consisting of available net operating loss carry forwards and, accordingly, no income tax benefit was provided.

Our operations for the year ended December 31, 2022 and the period ended December 31, 2021 may not be indicative of our future operations.

Liquidity and Capital Resources

As of September 30, 2023 and December 31, 2022, we had cash of $33,365 and $720, respectively. Until recently, our operations have primarily been funded through advances from SG Holdings and we have been largely dependent upon SG Holdings for funding. These factors raise substantial doubt that we will be able to continue as a going concern. The report of our independent registered public accounting firm includes an explanatory paragraph that our auditors have expressed substantial doubt that we will be able to continue as a going concern. We have also funded operations through a recent bridge note financing of which we have raised $1,750,000 to date, two lien notes in the aggregate amount of $2,500,000 on the Lago Vista property, which were paid off in March 2023 in connection with the refinancing described below and one secured note in the amount of $148,300 on the St. Mary’s Site.

We issued a note to SG Holdings, dated December 19, 2021, in the principal amount of $4,200,000 for loans that SG Holdings made to us that were used to acquire properties. The note was due upon demand and was non-interest bearing. On August 9, 2023, we entered into a Note Cancellation Agreement with SG Holdings, effective as of July 1, 2023, pursuant to which SG Holdings cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by us in favor of SG Holdings in the original principal amount of $4,2000,00. In addition, as of September 30, 2023, $1,876,298 is due from Parent for advances made by the Company. The Company intends to formalize the amount due into a promissory note.

On June 23, 2023, we entered into the BCV Loan Agreement with BCV S&G, for up to $2,000,000 in proceeds, under which we initially received $1,250,000. The BCV Loan Agreement provides that the loan provided thereunder will bear interest at 14% per annum and mature on December 1, 2024. The loan may be repaid by us at any anytime following the twelve-month anniversary of its issue date. The loan is secured by the Pledged Shares, which were pledged pursuant to an escrow agreement with our transfer agent. The fees associated with the issuance include $70,000 paid to BCV S&G for the creation of the BCV Loan Agreement and $27,500 payable to BCV S&G per annum for maintaining the BCV Loan Agreement. Additionally, $37,500 in broker fees was paid to Bridgeline Capital Partners S.A. on the principal amount raised of $1,250,000. The BCV Loan Agreement, as amended, further provides that if our shares of Common Stock are not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the Pledged Shares shall fall below twice the face value of the loan, the loan will be further secured by our St. Mary’s Site. On August 16, 2023, we secured an additional $500,000 in bridge funding from BCV S&G under the BCV Loan Agreement.

On March 31, 2023, LV Holding, pursuant to a Loan Agreement, dated March 30, 2023 (the “Loan Agreement”), issued a promissory note, in the principal amount of $5,000,000 (the “LV Note”), secured by a Deed of Trust and Security Agreement, dated March 30, 2023 (the “Deed of Trust”) on our Lake Travis project site in Lago Vista, Texas, a related Assignment of Contract Rights, dated March 30, 2023 (“Assignment of Rights”), on our project site in Lago Vista, Texas and McLean site in Durant, Oklahoma and a Mortgage, dated March 30, 2023 (“Mortgage”), on our site in Durant, Oklahoma.

The proceeds of the LV Note were used to pay off our outstanding Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2,000,000 (the “Short-Term Note”), on the Lake Travis project site in Lago Vista, Texas and our Second Lien Note, dated September 8, 2022, in the principal amount of $500,000 (the “Second Short-Term Note”), on the Lake Travis project site in Lago Vista, Texas. The LV Note requires monthly installments of interest only, is due on April 1, 2024 and bears interest at the prime rate as published in the Wall Street Journal (currently 8.0%) plus five and 50/100 percent (5.50%), currently equaling 13.5%; provided that in no event will the interest rate be less than a floor rate of 13.5%. The LV Holding obligations under the LV Note have been guaranteed by us pursuant to a Guaranty, dated March 30, 2023 (the “Guaranty”), and may be prepaid by LV Holding at any time without interest or penalty.

The net loan proceeds were approximately $1,337,000, after loan commission fees of $250,000, broker fees of $125,000, the escrow of a 12-month $675,000 interest reserve, other closing fees and the repayment of the Short-Term Note and Second Short-Term Note. The Lago Vista property has been listed for sale. There can be no assurance that we will be successful in selling the Lago Vista property and that we will receive anticipated proceeds from such sale See “– Recent Developments.”

The secured note on the St. Mary’s Site had a maturity date of September 1, 2023, subject to our right to extend for 6 months upon payment of a fee equal to 1% of the principal balance of the note and provides for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum. We elected to exercise this right to extend the maturity date. This note could be prepaid without penalty, provided, however, if the lender has not received nine months of interest, we must pay the lender an amount equivalent to the months of interest necessary to complete nine months of interest. In addition, at the time of payment in full of the note, we must pay the lender an amount equivalent to half of one percent (0.50%) of the original loan amount. To secure payment in full of the note, the note is secured by a security deed in the property with power of the lender to sell the property. We intend to pay off the note by the end of January 2024.

There is no guarantee we will be successful in raising capital outside of our current sources, and if so, that we will be able to do so on favorable terms.

We intend to develop the properties that we own from the proceeds of sales of our securities to Peak One and future financings, both at the corporate and project level, and/or sale proceeds from properties that are sold.. To date, we have not generated revenue sufficient to develop any properties and have focused on property acquisitions not development activities. We have forecasted to invest approximately $1,600,000 over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital either through the sale of equity or by incurring debt. We anticipate that we will incur an additional $1,500,000 of expenses for payroll, legal & other general costs associated with being a publicly traded company.

Cash Flow Summary

	For the nine months Ended September 30, 2023	For the nine months Ended September 30, 2022
Net cash provided by (used in):
Operating activities	$(4,575,305)	$(1,570,079)
Investing activities	(59,609)	(1,400,429)
Financing activities	4,667,559	2,970,507
Net increase in cash and cash equivalents	$32,645	$-

Operating activities used net cash of $4,575,305 during the nine months ended September 30, 2023, and used cash of $1,570,079 during the nine months ended September 30, 2022. Cash used in operating activities increased by $3,005,226 due to an increase of net loss of $1,129,043, depreciation of $75, amortization of debt issuance cost of $208,412, increase in prepaid assets of $392,860, decrease in accounts payable of $123,541, and an increase in due from affiliates of $1,876,298.

Investing activities used net cash of $59,609 during the nine months ended September 30, 2023, and $1,400,429 net cash during the nine months ended September 30, 2022, a decrease in cash used of $1,340,820. This change results primarily from fewer project development costs additions and the purchase of land during 2022.

Cash provided from financing activities was $4,667,559 during the nine months ended September 30, 2023, which resulted from the $6,650,000 proceeds of short-term notes payable, $2,500,000 of payments of short-term notes payable, $959,384 contributions and $441,825 debt issuance cost paid. Cash provided from financing activities was $2,970,507 during the nine months ended September 30, 2022 due to contributions we received from SG Holdings.

	For the Year Ended December 31, 2022	For the Period February 17, 2021 through December 31, 2021
Net cash provided by (used in):
Operating activities	$(2,316,170)	$3,844,442
Investing activities	(1,397,022)	(7,822,410)
Financing activities	3,713,912	3,977,968
Net increase in cash and cash equivalents	$720	$-

Operating activities used net cash of $2,316,170 during the year ended December 31, 2022, and provided cash of $3,844,442 during the period February 17, 2021 through December 31, 2021. Cash used in operating activities increased by $6,160,612 due to an increase of net loss of $1,675,897 offset by $4,200,000 received from due to affiliates during 2021.

Investing activities used net cash of $1,397,022 during the year ended December 31 2022, and $7,822,410 net cash during the period February 17, 2021 through December 31, 2021 resulting in a decrease in cash used of $6,425,388. This change results primarily from fewer land purchases during 2022 and fewer investments. During the period February 17, 2021 through December 31, 2021, we made investments in minority interests in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC.

Cash provided from financing activities was $3,713,912 during the year ended December 31, 2022 due to contributions we received from SG Holdings and to a lesser extent proceeds from short-term notes payable. Cash provided from financing activities was $3,977,968 during the period February 17, 2021 through December 31, 2021 due to contributions we received from SG Holdings and proceeds from short-term notes payable. This change resulted primarily from $2,000,000 of proceeds from a short-term note issued during 2021 associated with the Lago Vista property and additional contributions from SG Holdings.

Off-Balance Sheet Arrangements

As of September 30, 2023 and December 31, 2022, we had no material off-balance sheet arrangements to which we are a party.

Critical Accounting Estimates

Our financial statements have been prepared using GAAP. In connection with the preparation of the financial statements, we are required to make assumptions and estimates and apply judgments that affect the reported amounts of assets, liabilities, revenue, and expenses, and the related disclosures. We base our assumptions, estimates, and judgments on historical experience, current trends, and other factors that we believe to be relevant at the time the financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates, and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

Our significant accounting policies are discussed in “Note 2— Summary of Significant Accounting Policies” of the notes to our financial statements for the nine months ended September 30, 2023 and the year ended December 31, 2022 included elsewhere in this prospectus. We believe that the following accounting policies are the most critical in fully understanding and evaluating our reported financial results.

Investment Entities – On May 31, 2021, we agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”). We contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. We have determined we are not the primary beneficiary of Norman Berry and thus will not consolidate the activities in our financial statements. We use the equity method to report the activities as an investment in our financial statements.

On June 24, 2021, we entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”). We contributed $3,000,000 for our 10% equity interest. The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community. We have determined we are not the primary beneficiary of Cumberland and thus will not consolidate the activities in our financial statements. We use the equity method to report the activities as an investment in our financial statements.

During the nine months ended September 30, 2023 and the year ended December 31, 2022, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of December 31, 2022.

Property, plant and equipment – Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 we acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130 which is recorded in assets held for sale on the accompanying balance sheets.

During February 2022 and September 2022, we acquired properties in Oklahoma and Georgia for $893,785 and $296,870, respectively, which is recorded as land on the accompanying balance sheets.

Project Development Costs – Project development costs are stated at cost. At December 31, 2022, our project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development. As of September 30, 2023 and December 31, 2022, $824,231 and $820,696 of project development costs related to Lago Vista are included in assets held for sale.

Assets Held For Sale – During 2022, management implemented a plan to sell Lago Vista, which meets all of the criteria required to classify it as an Assets Held for Sale. Including the project development costs associated with Lago Vista of $824,231, the book value is now $4,400,361.

JOBS Act

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of the extended transition period for complying with new or revised financial accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which generally means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

BUSINESS

We were formed in 2021 for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities. Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have not generated any revenue and our activities have consisted solely of the acquisition of three properties and an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily housing. We intend to construct many of the developments using modules built by SG Echo, a subsidiary of SG Holdings, and to rely on SG Holdings and SG Echo as the main source of the modular units used in our projects. In addition to these planned development projects, we intend, subject to our ability to raise sufficient capital, to build additional, strategically placed manufacturing facilities that will be sold or leased to third parties. We also intend to build manufacturing sites for lease to SG Echo near our project sites in order to support SG Holdings and take advantage of cost savings for transportation of modules. We intend to build our first manufacturing facility on the land owned by us in St Mary’s, GA at a cost of approximately $16,000,000. We intend to fund the project through a combination of debt, in the form of a construction loan, and equity from limited partners. We expect that this facility will be fully operational by the first quarter of 2025 and will fulfill the need for modular units at both our Norman Berry and Cumberland Inlet projects. Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of sales of our securities to Peak One and future financings, both at the corporate and project level, and / or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We have forecasted to invest approximately $1,600,000 over the course of the next 12 months to start the development of three different projects, subject to our ability to raise additional capital.

The projects we intend to develop over the next 12 months are:

●	Finley Street Apartments (165 Units), the first phase of our Cumberland Inlet Site

●	St Mary’s Industrial, a 120,000 SF Manufacturing Facility to be leased by SG Echo

●	Magnolia Gardens I (100 Units), the first phase of our McLean Mixed Use Site

In the event we are unable to secure sufficient modular units to complete our developments using modules built by SG Echo our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected. See “Risk Factors – Risks Related to Our Business Generally”.

Recent Developments

In December 2022, SG Holdings our parent company and then owner of 100% of our issued and outstanding securities, announced its plan to separate SG DevCo and SG Holdings into two separate publicly traded companies. On September 27, 2023, SG Holdings effected a pro rata distribution to SG Holdings’ stockholders of 30% of the then outstanding shares of our Common Stock. In connection with the Distribution, each SG Holdings’ stockholder received 0.930886 shares of our Common Stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, we were no longer a wholly owned subsidiary of SG Holdings and SG Holdings held approximately 70% of our issued and outstanding securities. On September 28, 2023, our Common Stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to provide a framework for our relationship with SG Holdings after the Separation and Distribution. These agreements provide for the allocation between SG Holdings and us of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of SG Holdings and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between us and SG Holdings subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with SG Holdings included a tax matters agreement and a shared services agreement.

Transactions with the Selling Stockholders

On November 30, 2023, we entered into a Securities Purchase Agreement, dated November 30, 2023 and related Registration Rights Agreement with Peak One, pursuant to which we agreed to issue, in a private placement offering upon the satisfaction of certain conditions specified in the Securities Purchase Agreement, two debentures to Peak One in the aggregate principal amount of $1,200,000, a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. On November 30, 2023, we issued the first Debenture in the principal amount of $700,000 in addition to a Warrant to purchase up to 350,000 shares of Common Stock and the 100,000 SPA Commitment Shares. The Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). Pursuant to the Registration Rights Agreement we agreed to file a registration statement within 45 days to register the shares of Common Stock issuable under the Debenture and the Warrant with the SEC and to use our reasonable best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days from November 30, 2023. Under the Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of us and Peak One and the satisfaction of the closing conditions set forth in the Securities Purchase Agreement at any time after January 29, 2024, upon which we would issue and sell to Peak One on the same terms and conditions a second 8% convertible debenture in the principal amount of $500,000 for a purchase price of $450,000, representing an original issue discount of ten percent (10%). See “The Peak Transactions -Private Placement Offering of Common Stock, Debenture and Warrant” for additional information with respect to the Securities Purchase Agreement, Debenture and Warrant.

On November 30, 2023, we also entered into an Equity Purchase Agreement and related EP Registration Rights Agreement with Peak One, pursuant to which we have the right, but not the obligation, to direct Peak One to purchase up to $10,000,000 in shares of Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the Equity Purchase Agreement. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 EP Commitment Shares and pursuant to the EP Registration Rights Agreement we agreed to file a registration statement registering the Common Stock issued or issuable to Peak One and Peak One Investments under the Equity Purchase Agreement for resale with the SEC. See “The Peak Transactions- Peak One Equity Line and Equity Purchase Agreement” for additional information with respect to the Equity Purchase Agreement.

Contribution Agreement

On November 28, 2023, LV Holding, a Delaware limited liability company and wholly owned subsidiary of SG DevCo, entered into a Contribution Agreement with Preserve, to form either a Delaware or Texas limited liability company or limited partnership for the purpose of owning, holding for investment and ultimately selling a residential housing development to be developed by the parties on approximately 59.3712 acres located in Lago Vista, Texas currently owned by LV Holding upon the terms and conditions set forth in the Contribution Agreement and in the operating agreement of the Joint Venture to be negotiated between the parties . The Contribution Agreement provides that the parties will negotiate the JV Agreement within five months of the November 28, 2023 execution date of the Contribution Agreement. The Contribution Agreement further provides that LV Holding will contribute the Lago Vista Property to the Joint Venture as a capital contribution to be valued at $11,500,000 in the JV Agreement.

Preserve will lead the development process and, after the completion of a feasibility period, will be required to submit permits for the first phase of the Project within 11 months from the execution of the Contribution Agreement. In addition, the Contribution Agreement provides that LV Holding must remove, pay and/or satisfy prior to or at Closing (as defined below) any monetary liens (as defined in the Contribution Agreement) on the Lago Vista Property.

The Closing is to be held on the date which is 30 days after the expiration of the feasibility period subject to fulfillment of the following conditions: (a) an affiliate of Preserve, the LV Member and a third party equity investor, if applicable, have executed and delivered the JV Agreement in form approved by Preserve and LV Holding, which terms must be consistent with waterfall provisions set forth in the Contribution Agreement; (b) the Joint Venture having secured a legally binding and unconditional commitment for construction financing and capital commitments sufficient for the Project from third parties (debt and equity); and (c) the Title Agent being unconditionally committed to issue the Owner’s Title Policy to the Joint Venture.

At Closing, LV Holding must pay a 5% brokerage commission based upon the $11,500,000 property value. Until the Closing or the earlier termination of the Contribution Agreement, LV Holding has agreed to not convey or encumber all or any portion of the Lago Vista Property, or any interest therein, or enter into any agreement granting to any person any right with respect to the Lago Vista Property (or any portion thereof), provided, however, prior to Closing, LV Holding may solicit, discuss, and negotiate purchase offers so long as it notifies all potential buyers that the Lago Vista Property is under contract pursuant to the Contribution Agreement.

Housing Industry

The multifamily housing industry is growing. Multi-family dwellings have numerous competitive advantages, including:

●	lower construction costs;

●	on-site amenities including clubhouses, landscaping, maintenance, and lower insurance costs;

●	efficient land use;

●	residential populations large enough to support neighborhood retail and public transportation;

●	the creation of open, public space; and

●	providing residential options for an increasing number of single-person and empty-nester households.

The National Multifamily Housing Council and National Apartment Association shared that the United States would need approximately 4.3 million new apartments by 2035 to meet the rising demand for housing. One contributing factor in the current supply/demand imbalance was the 2008 recession, which significantly slowed new building projects. Another more recent and significant factor is the move to remote work as a result of the COVID-19 pandemic. The workforce gained the ability to move to different areas while continuing to access remote employment opportunities. This has sparked massive migration patterns to states that offer a higher quality of life with a lower cost of living. In addition, CBRE forecasts that the U.S. multifamily sector is expected to perform above average in 2023 despite economic headwinds and ongoing capital markets disruptions. According to CBRE, strong housing fundamentals should keep occupancy rates above 95% and drive 4% rent growth.

Joint Venture and Partnership Activities

We have entered into, and may continue in the future to enter into, joint ventures (including limited liability companies or partnerships) through which we would own an indirect economic interest of less than 100% of the property owned directly by such joint ventures. Our decision to either develop a property on our own or through a joint venture is based on a variety of factors and considerations, including: (i) the economic and tax terms required by the seller of land; (ii) our desire to diversify our portfolio of communities by market, submarket and product type; (iii) our desire at times to preserve our capital resources to maintain liquidity or balance sheet strength; and (iv) our projections, in some circumstances, that we will achieve higher returns on our invested capital or reduce our risk if a joint venture vehicle is used. Each joint venture agreement is individually negotiated, and our ability to operate and/or dispose of a community in our sole discretion may be limited to varying degrees depending on the terms of the joint venture agreement.

Current Projects/Development Sites

Lago Vista. On May 10, 2021, we acquired a 50+ acre site in Lago Vista, Texas for $3,500,000, paid in cash, pursuant to an Unimproved Property Contract, dated February 25, 2021, with Northport Harbor LLC. The acquired parcel sits on Lake Travis on the Colorado River in central Texas. We acquired the property and were able to successfully get a PDD approved for 174 condominium units with an allowance for 30% short-term rental. As a result of obtaining the site approval and market conditions, the property’s value increased significantly from the time of purchase. Accordingly, we determined to list the undeveloped property for sale.

On July 14, 2021, we issued a Real Estate Lien Note, dated July 14, 2021, in the principal amount of $2,000,000 (the “Short Term Note”), secured by a Deed of Trust, dated July 14, 2021, on the Lake Travis project site in Lago Vista, Texas and a related Assignment of Leases and Rents, dated July 8, 2021, for net loan proceeds of $1,945,234 after fees. The Short-Term Note had a term of one (1) year, provided for payments of interest only at a rate of twelve percent (12%) per annum and could be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note was prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty would be due. This Short-Term Note was initially extended until January 14, 2023 and was further extended until February 1, 2024. In addition, on September 8, 2022, we issued a Second Lien Note in the principal amount of $500,000 (the “Second Short-Term Note”) also secured by a Deed of Trust on the Lake Travis project site in Lago Vista, Texas. The Second Short-Term Note provided for payments of interest only at a rate of twelve percent (12%) per annum and originally matured on January 14, 2023, which maturity date was extended until February 1, 2024.

On March 31, 2023, LV Holding, pursuant to a Loan Agreement, dated March 30, 2023 (the “Loan Agreement”), issued a promissory note, in the principal amount of $5,000,000 (the “LV Note”), secured by a Deed of Trust and Security Agreement, dated March 30, 2023 (the “Deed of Trust”) on our Lake Travis project site in Lago Vista, Texas, a related Assignment of Contract Rights, dated March 30, 2023 (“Assignment of Rights”), on our project site in Lago Vista, Texas and McLean site in Durant, Oklahoma and a Mortgage, dated March 30, 2023 (“Mortgage”), on our site in Durant, Oklahoma.

The proceeds of the LV Note were used to pay off the Short-Term Note and the Second Short-Term Note. The LV Note requires monthly installments of interest only, is due on April 1, 2024 and bears interest at the prime rate as published in the Wall Street Journal (currently 8.0%) plus five and 50/100 percent (5.50%), currently equaling 13.5%; provided that in no event will the interest rate be less than a floor rate of 13.5%. The LV Holding obligations under the LV Note have been guaranteed by us. Pursuant to a Guaranty, dated March 30, 2023 (the “Guaranty”), and may be prepaid by LV Holding at any time without interest or penalty.

The net loan proceeds were approximately $1,337,000, after loan commission fees of $250,000, broker fees of $125,000, the escrow of a 12-month $675,000 interest reserve, other closing fees and the repayment of the Short-Term Note and Second Short-Term Note. See “– Recent Developments”

Norman Berry Village. On May 31, 2021, we acquired a 50% membership interest for $600,000 in a limited liability company, Norman Berry II Owners, LLC (“NB Owners”), that is building affordable housing in the Atlanta, Georgia metropolitan area to be known as “Norman Berry Village.” We partnered with CMC Development Group (“CMC”), a New York City-based real estate development firm with national expertise providing design build services. CMC owns the other 50% membership interest in NB Owners. The NB Owners’ operating agreement provides that NB Owners will initially have two managers, one designated by CMC (the “CMC Manager”) and one designated by us. Pursuant to the operating agreement, the CMC Manager will manage the day-to-day business and affairs of NB Owners and all non-routine decisions requires the approval of members owning a majority of the outstanding membership interests. The operating agreement also provides that any fee earned by CMC in connection with the acquisition and development of the Norman Berry Village and related real property will be split 75% to CMC and 25% to us. We have no obligation under the operating agreement to make any additional capital contributions to NB Owners. In addition, neither we nor CMC may voluntarily make any additional capital contributions to NB Owners. In accordance with the operating agreement, we are entitled to a preferred return equal to 10% per annum on our unreturned capital contributions which return will (i) accrue from the date on which our capital contributions were actually contributed to NB Owners until the date such capital contributions are returned to us, and (ii) compound annually. We expect the project to develop 125,000 square feet of space and build approximately 132 multi-family rental apartments in two buildings. We expect the project to commence in the first quarter of 2024, subject to available funding, and to be completed within three years of commencement. The estimated development costs for this project are approximately $35,000,000. NB Owners recently received approval from the city of Eastpoint to purchase the right of way approval to begin developing the Norman Berry Village.

Cumberland Inlet. On June 24, 2021, we, as a member, entered into an Operating Agreement, with Jacoby Development, Inc., a Georgia corporation (“JDI”), as manager, dated June 24, 2021 (the “Operating Agreement”), for JDI-Cumberland Inlet, LLC, a Georgia limited liability company (“JDI-Cumberland”), pursuant to which we acquired a 10% non-dilutable equity interest (“LLC Interest”) in JDI-Cumberland for $3,000,000. JDI-Cumberland has purchased a 1,298 acre waterfront parcel in downtown historic St. Mary’s, Georgia and expects to develop approximately 352 acres thereof (the “Project”). We, in conjunction with JDI, expect to develop a mixed-use destination community. The location will serve as home to 3,500 units made up of single family, multi-family, vacation and hospitality use, as well as a full-service marina, village, and upscale Eco-Tourism park inclusive of camping, yurts, cabins and cottages. JDI-Cumberland recently received all approvals to build out the marina portion of the project.

We have no obligation under the Operating Agreement to make any additional capital contributions to JDI-Cumberland. The Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from us on or before June 24, 2023 for $3,000,000, plus an amount equal to an annual internal rate of return (IRR) on such funds of forty (40%) percent (i.e., $1,200,000 annualized). After June 24, 2023, the Operating Agreement provides JDI with the right, at its option, to purchase the LLC Interest from us for $3,000,000 million, plus an amount equal to an IRR of thirty-two and one-half (32.5%) percent (i.e., $975,000 annualized). The Operating Agreement also provides that if JDI receives a good faith, bona fide written offer from an unaffiliated third party to purchase all or any portion of the Project, JDI shall first offer the Project to us at the same price and upon substantially the same terms as are contained in the offer. The Operating Agreement contains certain protective provisions that prevent JDI, as manager, from determining to, or taking, certain significant actions without our consent. SG Echo, a subsidiary of SG Holdings, entered into a Fabrication and Building Services Agreement (“Building Services Agreement”) with JDI-Cumberland to design, fabricate and install various improvements for the Project using modular structures, pursuant to budgets prepared by SG Echo submitted for approval to JDI-Cumberland, including a marina, town center, apartments and single family units, townhomes, commercial, retail and lodging buildings/structures, eco-tourism park, camping yurts, cabins and cottages. The Building Services Agreement has an initial term of three years, with two-year automatic renewal provisions. During the term of the Building Services Agreement, SG Echo will have a right of first refusal with respect to each phase of the construction of the project buildings. If SG Echo’s quote for a given phase is no more than five percent more than the average of all bona fide, arm’s length bids that JDI-Cumberland obtains from reputable, unaffiliated builders, the phase will be awarded to SG Echo. In the event that SG Echo’s quote for a given phase is more than five percent more than the average of all bona fide arm’s length bids JDI-Cumberland obtains from reputable, unaffiliated builders, SG Echo will have the right to match such best bona fide, arm’s length offer and secure the work.

We anticipate that the first phase of development activities at this site will be the construction of 165 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the third quarter of 2024, with an estimated cost of $38,000,000. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

St Mary’s Site. On August 18, 2022, we purchased, for $296,870 approximately 27 acres of land adjacent to our Cumberland Inlet Project from the Camden County Joint Development Authority (JDA). We plan to build a 120,000 square foot state of the art manufacturing facility which will be occupied by SG Echo. This facility will service not only the Cumberland Inlet Project, but also the Southeastern region. In connection with the purchase of the St. Mary’s Site, we entered into a promissory note in the amount of $148,300. This note had a maturity date of September 1, 2023, subject to our right to extend for 6 months upon payments of a fee equal to 1% of the principal balance of the note and provides for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum. We elected to exercise this right to extend the maturity date. This note could be prepaid without penalty, provided, however, if the lender has not received six months of interest, we must pay the lender an amount equivalent to the months of interest necessary to complete six months of interest. In addition, at the time of payment in full of the note, we must pay the lender an amount equivalent to half of one percent (0.50%) of the original loan amount. To secure payment in full of the note, the note is secured by a security deed in the property with power of the lender to sell the property. We intend to pay off the note by the end of January 2024.

We anticipate that development activities at this site will commence during the second quarter of 2024 and continue for 12-18 months, with an estimated cost of $17,000,000. We also anticipate that the units will be built with modules supplied by SG Echo. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

McLean Mixed Use Site. On November 10, 2021, we entered into a Purchase Agreement (“Purchase Agreement) with the Durant Industrial Authority to acquire 100% ownership of approximately 114 mixed-use acres in Durant, Oklahoma for $868,000. We anticipate building approximately 800 residential units and up to 1.1 million square feet of industrial manufacturing space on the mixed-use property. The closing on the 114 mixed-use acres occurred in the first quarter of 2022. We plan to build and SG Echo will occupy a 120,000 square foot state of the art manufacturing facility. The property is zoned for an additional 1.0 million square feet of industrial space. We are currently marketing the additional space to potential tenants. It is anticipated that SG Echo will provide modular construction services to us in connection with the residential project described above pursuant to the Master Purchase Agreement dated December 17, 2023 between us and SG Echo. See “Certain Relationships and Related Party Transactions - Other Related Party Transactions”

We anticipate that the first phase of development activities at this site will be the construction of 100 multifamily units over the course of 12-18 months, which activities are anticipated to commence during the first quarter of 2024, with an estimated cost of $17,000,000. We also anticipate that the units will be built with modules supplied by SG Echo. Current plans are to sell this development three (3) years after development.

Modular Construction

The sites we develop will primarily utilize modular construction. SG Holdings produces purpose built pre-fabricated modular structures, for both residential and commercial use, using wood or steel as the base material. We believe that modular construction provides the following benefits:

STRONG		FAST		GREEN
●	Factory produced modules provide greater quality of construction	●	Modules can be produced in parallel to the local site and civil work to enhance the date of completion	●	Modular construction allows for energy savings and more efficient waste management than traditional construction
●	Modules are inspected by a third party engineering firm to meet or exceed all applicable building codes	●	Projects can save up to 50% on speed to market in comparison to traditional construction	●	Less site disturbance and impact on local traffic
●	Less weather related damage to construction materials

In cases where modular construction is not advantageous, SG DevCo will utilize other construction methods. In the case of building manufacturing facilities, for example, SG DevCo expects to work with a team of third-party architects, engineers and construction management firms with deep experience in developing industrial sites to build out such facilities.

Employees

As of the date hereof, we have two employees, a Chief Executive Officer and a Chief Financial Officer, both of whom work full-time for the Company and its affiliates.

We have entered into a shared services agreement with SG Holdings, under which SG Holdings provides and/or makes available to us various information technology, finance, human resources, compliance, legal, and other support services to be provided by, or on behalf of, SG Holdings, together with such other services as may be mutually and reasonably agreed.

In consideration for such services, we pay fees to SG Holdings for the services provided, and those fees will generally be in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the shared services agreement are employees and/or independent contractors of SG Holdings and will not be under our direction or control. As such, conflicts of interest may arise in connection with to the performance of the services by SG Holdings personnel and the allocation of priority to the services requested by us. See “Conflicts of Interest” below. We will also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

We anticipate that it will take us approximately 12 months to develop our own independent workforce separate from that of SG Holdings.

Conflicts of Interest

We expect that numerous conflicts of interest will exist after the Separation and Distribution based upon the numerous arrangements and/or agreements between the parties. For example, JDI-Cumberland Inlet, LLC, a company in which we hold a 10% non-dilutable interest, is obligated to hire SG Echo with respect to each phase of the construction of the project buildings for our project in downtown St. Mary’s, Georgia so long as SG Echo is offering its services at a price that is within five percent of all arms-length bona fide bids. As a result, JDI-Cumberland could end up paying to SG Echo five percent more than it would have paid for these construction services if it hired an independent contractor.

Pursuant to the shared services agreement we entered into with SG Holdings, SG Holdings provides to us certain services or functions that the companies historically have shared. Shared services include various information technology, finance, human resources, compliance, legal, and other support services. In consideration for such services, we pay fees to SG Holdings for the services provided, and those fees are generally in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. The personnel performing services under the shared services agreement are employees and/or independent contractors of SG Holdings and are not under our direction or control. As such, conflicts of interest may arise in connection with the performance of the services by SG Holdings personnel and the allocation of priority to the services requested by us. See “Certain Relationships and Related Party Transactions – Shared Services Agreement”.

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company.

Headquarters

We rent office space in Miami, Florida for our corporate headquarters, which is located at 990 Biscayne Blvd., #501, Office 12, Miami, Florida 33132, and our phone number is (904) 496-0027.

Competition

We face competition in the real estate development and housing industries. Real estate developers compete for, among other things, residents, desirable land parcels, financing, raw materials, and skilled labor. Increased competition may prevent us from acquiring attractive land parcels or make such acquisitions more expensive, hinder our market share expansion, or lead to pricing pressures that may adversely impact our margins and revenues. Competitors may independently develop land and construct housing units that are superior or substantially similar to our products and because they are or may be significantly larger, have a longer operating history, and have greater resources or lower cost of capital than us, may be able to compete more effectively in one or more of the markets in which we operate or plan to operate. We believe we can distinguish ourselves from our competitors on the basis of our quality and construction time savings when utilizing SG Holdings’ technology and expertise.

In addition, we will compete with public and private funds, commercial and investment banks, commercial financing companies and public and private REITs to make some of the investments that we plan to make. Many of such competitors are substantially larger and have considerably greater financial, technical and marketing resources than us. In addition, some of such competitors may have higher risk tolerances or different risk assessments, allowing them to pay higher consideration, consider a wider variety of investments and establish more effective relationships than us.

Regulation and Environmental Matters

Our real estate investments are subject to extensive local, city, county and state rules and regulations regarding permitting, zoning, subdivision, utilities and water quality as well as federal rules and regulations regarding air and water quality, and protection of endangered species and their habitats. Such regulation may delay development of our properties and may result in higher development and administrative costs. See “Risk Factors” for further discussion.

We have made, and will continue to make, expenditures for the protection of the environment with respect to our real estate development activities. Emphasis on environmental matters will result in additional costs in the future. Further, regulatory and societal responses intended to reduce potential climate change impacts may increase our costs to develop, operate and maintain our properties. Based on an analysis of our operations in relation to current and presently anticipated environmental requirements, we currently do not anticipate that these costs will have a material adverse effect on our future operations or financial condition.

Sustainability

We are committed to protecting the environment and developing sustainable properties. We emphasize sustainable design, construction and operations as essential goals in developing and operating our properties. Our projects begin with a careful site assessment, taking into account unique and environmentally sensitive site features, including vegetation, slopes, soil profiles and water resources. Our sites are then engineered to protect our environment and promote their natural attributes. The building products we utilize are developed with SG Holdings’ proprietary technology and are generally stronger, more durable, environmentally sensitive, and erected in less time than traditional construction methods. The use of the SG Holdings building structure typically provides between four to six points towards the Leadership in Energy and Environmental Design (“LEED”) certification levels, including reduced site disturbance, resource reuse, recycled content, innovation in design and use of local and regional materials.

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 the (“JOBS Act”). We will continue to be an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act;

●	the last day of the fiscal year with at least $1.235 billion in annual revenue;

●	the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or

●	the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period.

Until we cease to be an emerging growth company, we plan to take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow us to do the following:

●	provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

●	not provide an auditor attestation of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and

●	not hold a nonbinding advisory vote on executive compensation.

We have elected to adopt the reduced disclosure requirements described above for purposes of this prospectus. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result of these elections, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our Common Stock less attractive as a result of these elections, which may result in a less active trading market for our Common Stock and higher volatility in our stock price.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

MANAGEMENT

Executive Officers

The following table sets forth information as of December 19, 2023 regarding the individuals who currently serve as executive officers of SG DevCo and who will continue to serve as executive officers following the Separation and Distribution.

Name	Age	Position
David Villarreal	72	President and Chief Executive Officer
Nicolai Brune	26	Chief Financial Officer

Set forth below is biographical information about our executive officers identified above.

David Villarreal has served as the President and Chief Executive Officer of SG DevCo since February 3, 2023. Mr. Villarreal was appointed as a director of SG DevCo effective April 11, 2023 and has served as a director of SG Holdings since May 28, 2021. Mr. Villarreal’s career spans over 40 years in various management, business and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. From August 2014 until March 2023, Mr. Villarreal served as the Chief Administrative Officer of affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $8+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President -Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.

Nicolai Brune has served as the Chief Financial Officer of SG DevCo since February 14, 2023. From March 2022 to February 2023, Mr. Brune served as Director of Acquisition for SG Holdings responsible for financial evaluation and modeling of all potential acquisitions, investments and divestitures. Prior to joining SG Holdings, Mr. Brune served as a Treasury Analyst at GL Homes, a large private real estate developer/home builder in the state of Florida, from June 2020 to March 2022. At GL Homes, Mr. Brune was tasked with reviewing financial transactions, examining cash flows and maintaining and preparing monthly performance reports. From June 2017 until June 2020, Mr. Brune worked at Generation Nine, a company that he founded in the clothing industry.

Directors

Subject to the rights of holders of any series of our preferred stock with respect to the election of directors, our amended and restated certificate of incorporation provides for our Board of Directors to be divided into three classes. The directors designated as Class I directors have terms expiring at the 2024 annual meeting of stockholders, and each director nominee elected to succeed any such Class I director as a Class I director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The directors designated as Class II directors have terms expiring at the 2025 annual meeting of stockholders, and each director nominee elected to succeed any such Class II director as a Class II director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The directors designated as Class III directors have terms expiring at the 2026 annual meeting of stockholders, and each director nominee elected to succeed any such Class III director as a Class III director will hold office for a three-year term and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The following table sets forth information as of December 19, 2023 regarding the individuals who currently serve on SG DevCo’s Board of Directors and who will continue to serve on our Board of Directors until their respective successors are duly elected and qualified, together with the class designation of each such director.

Name	Age	Class
Yaniv Blumenfeld	50	Class III
Paul Galvin	61	Class I
Peter G. DeMaria	61	Class III
John Scott Magrane, Jr.	76	Class II
Christopher Melton	52	Class III
Alyssa L. Richardson	33	Class III
Jeffrey Tweedy	61	Class I
David Villarreal	72	Class II

Set forth below is biographical information about our directors identified above, as well as a description of the specific skills and qualifications such directors provide to our Board of Directors.

Yaniv Blumenfeld was appointed as a director of SG DevCo effective April 28, 2023 and has served as a director of SG Holdings from April 2018 through April 2023. He founded Glacier Global Partners LLC in 2009 and is responsible for its strategic direction and oversees its investments and day-to-day management, including origination, underwriting, closing, investor relations and asset management functions. Mr. Blumenfeld has over 20 years of real estate experience, 13 years of which have been with leading Wall Street firms, where he was responsible for structuring, underwriting, pricing, securitizing and syndicating over $16 billion of commercial real estate loans and equity transactions. Prior to founding Glacier Global Partners LLC, Mr. Blumenfeld was a Managing Director at The Bear Stearns Companies, Inc. and JPMorgan Chase & Co., and, in such role, was responsible for structuring and closing over $2 billion in real estate debt and equity transactions for institutional clientele. Prior to that, Mr. Blumenfeld was a Managing Director and Head of the CMBS Capital Markets Group for the U.S. at EuroHypo AG, then world’s largest real estate investment bank. In that capacity, Mr. Blumenfeld expanded the large loan CMBS group and oversaw the structuring, pricing, securitization and syndication functions and served on the bank’s investment committee in charge of approving all transactions. He designed and implemented risk-control measures, standardized underwriting and pricing models and structured over $4 billion of real estate loans. Other positions previously held by Mr. Blumenfeld include Senior Vice President at Lehman Brothers, PaineWebber/UBS and Daiwa Securities. Prior to joining the banking industry, Mr. Blumenfeld worked as a real estate consultant at Ernst & Young real estate consulting group, advising real estate owners and operators, and various investment banks. Mr. Blumenfeld received a Bachelor of Science in real estate finance from Cornell University School of Hotel Administration. He is a member of the CRE Finance Council, was a guest lecturer at Columbia University, and was a recipient of the Young Jewish Professional NYC Real Estate Entrepreneur & Achievement Award in 2013. He is also involved with various philanthropic organizations, including The American Israel Public Affairs Committee, White Plains Hospital, American Friends of Rabin Medical Center and is on the board of directors of Arts Westchester and the White Plains Business Improvement District.

We selected Mr. Blumenfeld to serve on our Board of Directors because he brings extensive knowledge of the real estate finance industry. Mr. Blumenfeld’s pertinent experience, qualifications, attributes and skills include expertise in real estate finance, risk-control, developments, investment banking and capital raising.

Paul M. Galvin was appointed as a director of SG DevCo upon its incorporation in February 2021. Mr. Galvin is a founder of SG Blocks, LLC, the predecessor entity of SG Holdings. He has served as the Chief Executive Officer of SG Holdings since April 2009 and as a director of SG Holdings since January 2007. Mr. Galvin has been a managing member of TAG Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in the Company, since October 2007. Mr. Galvin brings over 30 years of experience developing and managing real estate, including residential condominiums, luxury sales and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of a subsidiary of Yucaipa Investments, where he worked with religious institutions that needed to monetize underperforming assets. While there, he designed and managed systems that produced highest and best use analyses for hundreds of religious assets and used them to acquire and re-develop properties across the U.S. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the board of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award.

We selected Mr. Galvin to serve on our Board of Directors because he brings extensive knowledge of the real estate and finance industries experience. Mr. Galvin’s pertinent experience, qualifications, attributes and skills include his expertise in real estate development, management and finance.

Peter G. DeMaria, CFA was appointed as a director of SG DevCo effective April 11, 2023. Mr. DeMaria is a senior banking and finance professional with over thirty-eight years of experience with middle market, mid-corporate, financial sponsor and real estate clients in both domestic and international markets. From December 2018 through May 2022, Mr. DeMaria served as a Senior Managing Director/Group Manager for the middle-market and corporate banking group at PNC Bank where he and his team advised middle market and large corporate clients in the New Jersey and New York City regions. Prior to PNC Bank, Mr. DeMaria served as Managing Director at JPMorgan (December 1984 through November 2018) where he spent nearly 34 years specializing in cash flow and asset-based lending, capital markets and investment banking products. Mr. DeMaria received his BS in Finance and Accounting from Lehigh University (1984). He received a Masters in Business Administration from the Stern School of Business at New York University (1991) and an Executive Management Certificate at the Fuqua School of Business at Duke University (1998).

We selected Mr. DeMaria to serve on our Board of Directors because he brings extensive knowledge of the banking and finance industry. Mr. DeMaria’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his banking and finance activities.

John Scott Magrane, Jr. was appointed as a director of SG DevCo effective April 11, 2023. Mr. Magrane is an investment banking professional with over thirty-five years of experience advising power related enterprises, including utilities, independent power companies, rural electric cooperatives, governments and energy technology companies. Mr. Magrane currently serves as Vice Chairman and Managing Director at Coady Diemar Partners, LLC, a registered broker dealer and boutique investment bank which he founded that provides M&A, strategic and financial advisory, and private capital market services, and from March 2018 to July 2020, served as Chairman and CEO of the firm. Mr. Magrane also currently serves as Chairman of the Board of Hydromer (HYDI Pink), a polymer research and development company that develops polymeric complexes for commercial use in the medical, commercial, cosmetics and other markets. Prior to Coady Diemar Partners, LLC, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm’s Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth, Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane earned his undergraduate degree in economics from The College of Wooster in 1970 and his MBA from The Wharton School of the University of Pennsylvania in 1973.

We selected Mr. Magrane to serve on our Board of Directors because he brings extensive knowledge of the investment banking and finance industry. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his investment banking and finance activities.

Christopher Melton was appointed as a director of SG DevCo effective April 11, 2023 and has served as a director of SG Holdings since November 4, 2011. Mr. Melton is a licensed real estate salesperson in the State of South Carolina and until June 2019 was a principal of Callegro Investments, LLC, a specialist land investor investing in the southeastern U.S., which he founded 2012. Since June 2019 he has served as a specialist Land Advisor with SVN. Mr. Melton also serves on several public and private boards, including Jupiter Wellness, Inc. since August 2019 and has served since February 2018 as chief investment officer and analyst at TNT Capital Advisors, a capital advisory firm based in Florida. He also served as a sales agent as MSK Commercial Services, a commercial real estate company, from February 2018 to June 2019. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’s Anderson Director Education Program in 2014.

We selected Mr. Melton to serve on our Board of Directors because he brings extensive knowledge of the finance and the real estate industry. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment and development activities.

Alyssa L. Richardson was appointed as a director of SG DevCo effective May 11, 2023. Ms. Richardson is an accomplished real estate executive and political veteran committed to improving economic opportunities and driving capital to under-resourced communities. Since January 2023 she has served as CEO of Palmetto Community Developers, LLC, a development and consulting firm founded by her which provides creative solutions for developing and financing community-impact projects across the state of South Carolina, with an emphasis on affordable and workforce housing. Prior to starting Palmetto Community Developers, LLC, Ms. Richardson served from March 2020 to January 2023 as Deputy Chief of Staff and State Director to United States Senator Tim Scott. This role included legal counsel, policy recommendations, and on-the-ground advocacy in South Carolina and in Washington, D.C., with special attention to housing and economic development policy as it related to Senator Scott’s assignment on the Banking, Housing and Urban Affairs Committee. From October 2016 to February 2020, Ms. Richardson served as a federal prosecutor in Columbia, SC, for the Department of Justice. Her focus area was civil rights and public corruption, to include misuse of federal funds, tax fraud, and abuse of power. Ms. Richardson is a graduate of Harvard Law School. She also holds a summa cum laude economics degree from Furman University.

We selected Ms. Richardson to serve on our Board of Directors because she brings extensive knowledge of working with state and local government officials to develop and finance real estate development projects. Ms. Richardson’s pertinent experience, qualifications, attributes and skills include her expertise in real estate development, management and finance.

Jeffrey Tweedy was appointed as a director of SG DevCo effective April 11, 2023. Mr. Tweedy is an accomplished, multi-faceted leader with approximately thirty years of executive experience in the fashion and retail industries. Since March 2021 Mr. Tweedy has served as a Brand Advisor to Sean Jean Clothing, an award-winning clothing and lifestyle brand founded by Sean Combs. From November 2007 to March 2021, Mr. Tweedy served as President and CEO of Sean John, having previously served as Executive Vice President from February 1998 to March 2005, building the brand into a market leader, maximizing sales, including across international markets, and conceptualizing and launching a ground-breaking, profitable and highly visible menswear company distinguished by its sophisticated young men’s image. Mr. Tweedy has served on the Advisory Board of the Fashion Institute of Technology since January 2020.

We selected Mr. Tweedy to serve on our Board of Directors because he brings extensive knowledge of building brands and maximizing sales. Mr. Tweedy’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his executive experience in the fashion and retail industries.

David Villarreal’s biographical information is set forth above under “Management – Executive Officers”.

We selected Mr. Villarreal to serve on our Board of Directors because he brings extensive knowledge of mortgage and real estate industry. Mr. Villarreal’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment activities.

Corporate Governance

Director Nominations Process

Each year the Board of Directors is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Governance Committee. In identifying prospective director candidates, the Nominating and Governance Committee may seek referrals from other members of the Board of Directors, management, stockholders and other sources, including third-party recommendations.

Director and Executive Officer Qualifications

Our Corporate Governance Guidelines provide that our Nominating and Governance Committee is responsible for reviewing with our Board of Directors, on an annual basis, the appropriate experience, skills and characteristics for the Board of Directors as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Governance Committee, pursuant to our Corporate Governance Guidelines, will take into account many factors, including but not limited to: the individual’s qualification as independent, as well as consideration of diversity, skills, age, education and experience and the general needs of the Board of Directors. Our Nominating and Governance Committee will evaluate each individual in the context of the Board of Directors as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Governance Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors.

Board Diversity

In evaluating the suitability of individual members of the Board of Directors, we seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our Board of Directors from time to time.

Board Structure, Number and Terms of Office of Officers and Directors

Our Board of Directors consists of eight directors. In accordance with our amended and restated certificate of incorporation and our amended and restated bylaws, our Board of Directors shall consist of one or more members, with the exact number of directors to be fixed from time to time by the Board of Directors. Our Board of Directors is classified, meaning the directors are divided into three classes. At each annual meeting of the stockholders, one class of directors will be up for election. Directors serve three-year terms until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Stockholders are not entitled to cumulative voting in the election of our directors. This classification of the Board of Directors may delay or prevent a change in control of our Company or our management.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has affirmatively determined that Peter DeMaria, John Scott Magrane, Jr., Christopher Melton, Alyssa Richardson and Jeffrey Tweedy qualify as independent directors in accordance with the Nasdaq listing rules.

Board Leadership Structure

Our Board of Directors does not have a formal policy regarding the combination of the roles of Chairman of the Board of Directors and Chief Executive Officer. Rather, the Company has the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons.

The Nominating and Governance Committee is expected to evaluate on an ongoing basis whether the Board of Director’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee is expected to then makes recommendations to the Board of Directors concerning the Board of Directors’ leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Our Corporate Governance Guidelines provide that if the Chairman of the Board of Directors is not an independent director, as determined by the Nominating and Governance Committee and the Board of Directors, the independent directors will annually appoint one independent director to be the Lead Independent Director. The Lead Independent Director’s responsibilities will be to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between management and the independent directors; (iv) propose agendas and schedules for Board of Directors meetings in consultation with the Chairman; (v) communicate Board of Directors member feedback to the Chief Executive Officer and Chairman; and (vi) perform such other duties as may be delegated by the Board of Directors from time to time. The board appointed Christopher Melton as the Lead Independent Director in view of the fact that our Chairman of the Board of Directors is not an independent director.

Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board of Directors and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, it will be supported in this function by its Audit Committee, Compensation Committee and Nominating and Governance Committee, and each of the committees is expected to regularly report to the Board of Directors.

The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, financial risks. The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

Members of the Company’s senior management team periodically report to the full Board of Directors about their areas of responsibility and a component of these reports are risk within their area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks will be conducted as needed or as requested by the Board of Directors or committee.

Committees of the Board of Directors

There are currently three standing committees of the Board of Directors – an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors has adopted written charters for each committee, which are available on our website.

The tables below set forth the responsibilities of each of the standing Board committees. The Audit Committee is comprised of Peter DeMaria, John Scott Magrane, Jr. and Christopher Melton, with Christopher Melton serving as the Chairman. The Compensation Committee is comprised of Peter DeMaria, John Scott Magrane, Jr. and Jeffrey Tweedy, with John Scott Magrane, Jr. serving as the Chairman. The Nominating and Governance Committee is comprised of Peter DeMaria, Christopher Melton, Alyssa Richardson and Jeffrey Tweedy, with Jeffrey Tweedy serving as the Chairman. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised solely of directors who have been determined by the Board of Directors to be independent in accordance with SEC regulations and Nasdaq listing standards (including the heightened independence standards for members of the Audit Committee and the Compensation Committee).

AUDIT COMMITTEE	Responsibilities

	●	Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

	●	Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

	●	Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

	●	Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

	●	Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

	●	Review and discuss with management the Company’s earnings press releases

	●	Discuss Company policies and practices with respect to risk assessment and risk management

	●	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

	●	Review related party transactions

	●	Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and the Board of Directors has determined that Christopher Melton qualifies as an “audit committee financial expert” under applicable SEC rules.

COMPENSATION COMMITTEE	Responsibilities
	●	Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

	●	Annually review and approve the compensation of the Company’s other executive officers

	●	Review and approve and, when appropriate, recommend to the Board of Directors for approval, incentive compensation plans and equity-based plans of the Company

●	Review and approve and, when appropriate, recommend to the Board of Directors for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

●	Review, approve and, when appropriate, recommend to the Board of Directors for approval, stock ownership guidelines and monitor compliance therewith

●	Review, approve and, when appropriate, recommend to the Board of Directors for approval, the creation or revision of any clawback policy and oversee the application thereof

●	Annually review the potential risk to the Company from its compensation policies and practices

Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board of Directors for any adjustments

NOMINATING AND	Responsibilities
GOVERNANCE
COMMITTEE	●	Periodically make recommendations to the Board of Directors regarding the size and composition of the Board of Directors

	●	Develop and recommend to the Board of Directors criteria for the selection of individuals to be considered as candidates for election to the Board of Directors

	●	Identify and screen individuals qualified to become members of the Board of Directors

	●	Review and make recommendations to the full Board whether members of the Board of Directors should stand for re-election

	●	Recommend to the Board of Directors director nominees to fill vacancies

	●	Recommend to the Board of Directors director nominees for stockholder approval at each annual or any special meeting of stockholders at which one or more directors are to be elected

	●	Make recommendations to the Board of Directors regarding Board of Directors committee memberships

	●	Develop and recommend to the Board of Directors a set of corporate governance guidelines and oversee the Company’s corporate governance practices

	●	Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board of Directors

	●	Oversee an annual evaluation of the Board of Directors and its committees

Executive Sessions

Independent directors are expected to regularly meet in executive session at Board of Directors meetings without any members of management being present.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board of Directors meetings, the annual meeting of stockholders and the meetings of the Board of Directors’ standing committees on which they serve.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Corporate Code of Business Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers, and employees. The Corporate Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.sgdevco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.

Communication with the Board of Directors

Stockholders desiring to communicate with the Board of Directors or any individual director are able to directly contact such director or directors by sending a letter addressed to the Board of Directors or the individual director c/o Corporate Secretary, Safe and Green Development Corporation at our principal executive offices: 990 Biscayne Blvd, #501, Office 12, Miami, Florida 33132. In the letter, the stockholder must identify himself, herself, or themselves as a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board of Directors.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this prospectus the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

Executive Compensation

David Villarreal

On February 3, 2023, we entered into an executive employment agreement with David Villarreal to employ Mr. Villarreal as the Company’s President and Chief Executive Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits.

Pursuant to the terms of the employment agreement, subject to Board of Directors approval, we agreed to issue to him an RSU award under the Company’s 2023 Plan, as and when adopted, for six hundred fifty thousand (650,000) shares of the Company’s Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service, which RSU grant has been approved and issued by the Compensation Committee.

Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions. On September 15, 2023, the Compensation Committee approved the payment of a $42,900 cash bonus to Mr. Villarreal for his service to the Company in connection with the Separation and Distribution.

Nicolai Brune

On February 14, 2023, we entered into an executive employment agreement with Nicolai Brune to employ Mr. Brune as the Company’s Chief Financial Officer for an initial term of two (2) years, which provides for an annual base salary of $250,000, a discretionary bonus of up to 20% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause on or after June 30, 2023 in amount equal to equal to one year’s annual base salary and benefits.

Pursuant to the terms of the employment agreement, subject to Board of Directors approval, we agreed to issue to him an RSU award under the Company’s 2023 Plan, as and when adopted, for two hundred thousand (200,000) shares of the Company’s Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service, which RSU grant has been approved and issued by the Compensation Committee.

Mr. Brune is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions. On September 15, 2023, the Compensation Committee approved the payment of a $22,000 cash bonus to Mr. Brune for his service to the Company in connection with the Separation and Distribution.

Director Compensation

Our non-employee director compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. Non-employee directors receive $80,000 in cash per year for serving on the Board of Directors and for committee service, paid quarterly, and an annual grant of restricted stock units (RSUs) under the Company’s 2023 Plan having a value of $80,000 on the date of grant, vesting on the one-year anniversary of the grant date, subject to continued service as a director through such date. The Compensation Committee has approved and granted an RSU award to each of John Scott Magrane, Jr., Jeffrey Tweedy, Peter DeMaria, Paul Galvin, Alyssa Richardson, Yaniv Blumenfeld and Christopher Melton, under the Company’s 2023 Plan for twelve thousand five hundred (12,500) shares of the Company’s Common Stock, vesting quarterly over one (1) year of continuous service.

2023 Incentive Compensation Plan

The 2023 Plan was approved and adopted on February 28, 2023 by our Board of Directors as well as SG Holdings, our sole stockholder on such date. The principal provisions of the 2023 Plan are summarized below.

As of the date hereof, the Compensation Committee has approved 1,831,250 RSU awards to be issued to directors, officers and service providers. To date, no shares have been issued pursuant to such RSU awards. It is intended that shares subject to vested RSU awards will be issued during the first quarter of 2024.

Administration

The 2023 Plan vests broad powers in a committee to administer and interpret the 2023 Plan. Our Board of Directors has initially designated the Compensation Committee to administer the 2023 Plan. Except when limited by the terms of the 2023 Plan, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the Compensation Committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

Our Board of Directors may amend, alter or discontinue the 2023 Plan and the Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2023 Plan or modifying the classes of participants eligible to receive awards under the 2023 Plan will require ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, neither the Compensation Committee nor the Board of Directors is permitted to reprice outstanding options or stock appreciation rights without stockholder consent.

Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2023 Plan and may be selected by the Compensation Committee to receive an award.

Vesting

The Compensation Committee determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the Compensation Committee’s discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the 2023 Plan in connection with awards is 4,000,000 shares. In addition, the maximum number of shares of Common Stock that may be issued under the 2023 Plan will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in a number of shares of Common Stock equal to 4.5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock. All available shares may be utilized toward the grant of any type of award under the 2023 Plan. The 2023 Plan imposes a $250,000 limitation on the total grant date fair value of awards granted to any non-employee director in his or her capacity as a non-employee director in any single calendar year.

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction that affects our Common Stock, the Compensation Committee shall make adjustments to the number and kind of shares authorized by the 2023 Plan and covered under outstanding 2023 Plan awards as it determines appropriate and equitable. Shares subject to 2023 Plan awards that expire without being fully exercised or that are otherwise forfeited, cancelled or terminated may again be made available for issuance under the 2023 Plan. However, shares withheld in settlement of a tax withholding obligation, or in satisfaction of the exercise price payable upon exercise of an option, will not again become available for issuance under the 2023 Plan.

Types of Awards

The following types of awards may be granted to participants under the 2023 Plan: (i) incentive stock options, or ISOs; (ii) nonqualified stock options, or NQOs and together with ISOs, options, (iii) stock appreciation rights, (iv) restricted stock, or (v) restricted stock units.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of Common Stock. An ISO may only be granted to an employee of ours or our eligible affiliates. The Compensation Committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of Common Stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised, through means of “net settlement,” which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option or by such other means as it deems acceptable.

All options shall be or become exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of Common Stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of Common Stock on the date the stock appreciation right is granted. This award is intended to mirror the benefit the participant would have received if the Compensation Committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of Common Stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause, (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the Compensation Committee at or after grant) or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. The restricted stock may be subject to Vesting Conditions. If the specified Vesting Conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the Vesting Conditions have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units. Restricted stock units are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, on the achievement of applicable Vesting Conditions, shares of Common Stock. Unless otherwise provided in an award agreement or determined by the Compensation committee, upon termination a participant will forfeit all restricted stock units that then remain subject to forfeiture.

Change in Control

In the event of a change in control, the Compensation Committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all Common Stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the Common Stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right; (vii) impose vesting terms on cash or substitute consideration payable upon cancellation of an award that are substantially similar to those that applied to the cancelled award immediately prior to the change in control, and/or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control; (viii) take such other action as the Compensation Committee shall determine to be reasonable under the circumstances; and/or (ix) in the case of any award subject to Section 409A of the Code, the Compensation Committee shall only be permitted to use discretion to alter the settlement timing of the award to the extent that such discretion would be permitted under Section 409A of the Code.

Repricing

Neither our Board of Directors nor the Compensation Committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2023 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding options or stock appreciation rights under the 2023 Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the 2023 Plan.

Miscellaneous

Generally, awards granted under the 2023 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or restricted stock units, unless and until such awards are settled in shares of Common Stock. The Company’s obligation to issue shares or to otherwise make payments in respect of 2023 Plan awards will be conditioned on the Company’s ability to do so in compliance with all applicable laws and exchange listing requirements. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. The 2023 Plan will expire 10 years after it becomes effective.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Company has a written related person transaction policy regarding the review and approval or ratification of related person transactions.

The related person transaction policy applies to any transaction in which SG DevCo is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of the last two completed fiscal years and a related party has or will have a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any stockholder known to SG DevCo to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It is the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It will be our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of SG DevCo and its stockholders. In determining whether to approve or ratify a related party transaction, the Audit Committee is able to consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to SG DevCo; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director will be able to participate in the deliberations or vote regarding a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

Our related person transaction policy is expected to provide that certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions since Inception

During 2021, we received $4,200,000 from due to affiliates. This amount was advanced to us by SG Holdings, was evidenced by a promissory note, non-interest bearing and was due on demand. Included in this amount, were payroll and general and administrative expenses which were paid by SG Holdings and allocated to us.

On August 9, 2023, we and SG Holdings entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which SG Holdings cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by us in favor of SG Holdings in the original principal amount of $4,200,000.

In addition, as of September 30, 2023, $1,876,298 is due from Parent for advances made by the Company. The Company intends to formalize the amount due into a promissory note.

The Separation from SG Holdings

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to effect the Separation and provide a framework for our relationship with SG Holdings and its subsidiaries after the Separation. These agreements provide for the allocation between us, on the one hand, and SG Holdings and its subsidiaries on the other hand, of the assets, liabilities and obligations associated with the Spin-Off Business, on the one hand, and SG Holdings other current businesses, on the other hand, and will govern the relationship between our company, on the one hand, and SG Holdings and its subsidiaries, on the other hand, subsequent to the Separation and Distribution (including with respect to transition services, employee matters and tax matters).

Separation and Distribution Agreement

The separation and distribution agreement governs the overall terms of the Separation and Distribution and specified those conditions that must be satisfied or waived by SG Holdings prior to the completion of the Separation. We and SG Holdings each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and our and SG Holdings’ respective businesses. The amount of either SG Holdings or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The separation and distribution agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, we and SG Holdings entered into a tax matters agreement that contains certain tax matters arrangements and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters arrangement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

The tax matters agreement governs the rights and obligations that we and SG Holdings have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters arrangement, we will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. SG Holdings generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which we are responsible. In addition, SG Holdings will be responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG Holdings. We shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which we are responsible for under the tax matters agreement and SG Holdings shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SG Holdings is responsible for under the tax matters agreement.

Each of SG Holdings and SG DevCo will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement

In connection with the Separation, we entered into a shared services agreement with SG Holdings which sets forth the terms on which SG Holdings provides to us certain services or functions that the companies historically have shared. Shared services will include various administrative, accounting, communications/investor relations, human resources, operations/construction services, and strategic management and other support services.

In consideration for such services, we pay fees to SG Holdings for the services provided, and those fees are generally in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. SG Holdings charges us a fee for services performed by (i) its employees which is a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. We also pay SG Holdings for general and administrative expenses incurred by SG Holdings attributable to both the operation of SG Holdings (other than the provision of the services performed by SG Holdings’ employees) and the provision of the shared services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the shared services, as reasonably determined by SG Holdings. We expect that these fees and expenses will aggregate approximately $20,000 a month, with $2,000 a month allocated to administrative services, $3,000 a month allocated to accounting services, $1,500 a month allocated to communications/investor relations services, $2,000 a month allocated to human resources services, $4,000 a month allocated to operations/construction services and $7,500 a month allocated to strategic management and other support services. The personnel performing services under the shared services agreement are employees and/or independent contractors of SG Holdings and are not under our direction or control. As such, conflicts of interest may arise in connection with to the performance of the services by SG Holdings personnel and the allocation of priority to the services requested by us. We also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us.

Other Related Party Transactions

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification that is provides for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See the section titled “Description of Capital Stock—Limitations on Liability and Indemnification of Officers and Directors” for additional information.

Fabrication Agreement

On December 2, 2022, we entered into the Fabrication Agreement with SG Echo for the fabrication of approximately 800 multifamily market rate rental units, equal to approximately 800,000 square feet of new modular buildings to be located at the McLean site (the Project). The Fabrication Agreement provides that SG Echo will be paid a fee equal to 15% of the cost of the Project. The Project will be fabricated in Phases of 100 to 150 units per phase, with the schedule of the phasing to be determined in our sole discretion. The terms of payment are as follows: (i) down payment of 30% upon release of project for fabrication; (ii) stage payment of 65% upon completion of fabrication, testing and inspection of each unit as it leaves the facility; and (iii) final payment of 5% upon completion of installation on site, including acceptance of punch list items, startup of equipment and City of Durant inspection. Notwithstanding the foregoing, we may withhold 10%, as retainage, from the payment otherwise due, to be reduced to 5% after field install is watertight and 2.5% after all punch list items have been complete. The Fabrication Agreement may be terminated for cause by either party upon 30-days written notice to the other party, subject to each party’s right to cure a default or breach, except for fraud or bad faith. In the event of termination, SG Echo will be entitled to be paid for all services rendered through the date of termination. In the event the termination by us is without cause, we will also pay any expenses incurred as a result of the termination (including without limitation supplier and vendor cancellation fees, restocking fees, subcontractor termination or cancellation fees, or other similar termination costs), plus a 15% markup as compensation for SG Echo’s anticipated profit on the value of services not performed by SG Echo. In connection with the entry into the Master Purchase Agreement, on December 18, 2023, the Company and SG Echo terminated that certain Fabrication Agreement, dated December 2, 2022, between the parties relating to the McLean mixed-use site.

Master Purchase Agreement

On December 17, 2023, we entered into a Master Purchase Agreement with SG Echo pursuant to which we may engage SG Echo from time to time to provide modular construction design, engineering, fabrication, delivery and other services (collectively, the “Work”) on such terms as the parties may mutually agree. The Master Purchase Agreement provides that if we should desire that SG Echo provide services in connection with any location,we will request from SG Echo a written proposal and that within 15 business days SG Echo will provide us with an itemized cost proposal for the services to be performed and a firm schedule for performing the services based upon the information contained in the request. If the proposal and schedule is satisfactory to us, the Master Purchase Agreement provides that the substance of such proposal will then be incorporated into a project order, including specific information regarding the project, the project site and services to be performed, to be executed by both parties.

The Master Purchase Agreement provides that SG Echo will be paid a fee equal to 12% of the agreed cost of each project. The Master Purchase Agreement further provides that payment terms for all design work and the completion of the pre-fabricated container and module shall be made in accordance with the following schedule: (a) a deposit equal to 40% of the cost of the pre- fabricated container and module only shall be paid by us to SG Echo within 5 business days of the mutual execution of a project order; (b) a progress payment (not to exceed to 35% of the cost of the pre-fabricated container and module) shall be paid by us to SG Echo monthly in proportion to the percentage of Work completed, which payment shall be made within 10 business days of the Company receipt of SG Echo’s invoice; (c) a progress payment equal to 15% of the cost of the pre-fabricated container and module shall be paid by us to SG Echo within 10 business days of the delivery of the pre-fabricated container and module to the specific project site; and (d) the final payment equal to 10% of the cost of the pre-fabricated container and module only shall be paid by us to SG Echo within 10 business days of the substantial completion of the Work. Substantial completion of the Work shall be as defined by the applicable project order. Notwithstanding the foregoing, we may withhold 10% of the invoiced amount, as retainage, which will be paid to SG Echo once the specific project is completed (including any punch list items). The Master Purchase Agreement may be terminated by either party if there is a material default by the other party and such default continues for a period of 20 days after receipt by the defaulting party of written notice thereof. If we terminate the Master Purchase Agreement or any project order as a result of a default by SG Echo, SG Echo will not be entitled to receive further payment until the Work is finished. If the unpaid balance of the amount set forth in the project order for the project is less than the cost of finishing the Work, SG Echo will pay the difference to us. In no event will SG Echo be entitled to receive any compensation if the cost to us of performing the balance of the Work is less than the unpaid balance. In addition, we may terminate the Master Purchase Agreement or any project order without cause. In the event the termination by us is without cause, SG Echo will be entitled to payment for all work and costs incurred prior to termination date plus the applicable fee owed to SG Echo thereon as more particularly described in the applicable project order.

The initial project for which modular construction services are anticipated to be provided to us by SG Echo is our Magnolia Gardens residential project to be built on our McLean mixed-use site in Durant, Oklahoma, consisting of 800 residential units. In accordance with the Master Purchase Agreement, SG Echo will provide us with an itemized cost proposal for the services to be performed for the Magnolia Gardens residential project and a firm schedule for performing the services. If the proposal and schedule is satisfactory to the Company, the proposal will be then incorporated into a project order to be executed by both parties.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the material terms of our capital stock that are contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. The amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to our registration statement on Form S-1, of which this prospectus forms a part. Since the terms of the DGCL are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Our authorized capital stock will consist of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of December 19, 2023, 10,200,000 shares of our Common Stock are issued and outstanding, and no shares of our preferred stock are issued and outstanding.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors and the amendment of our amended and restated bylaws, must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. The holders of our Common Stock will not have cumulative voting rights in the election of directors.

Holders of shares of our Common Stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and subject to any rights of preferred stockholders, the holders of shares of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Common Stock will not have preemptive, subscription, redemption, or conversion rights. There will be no redemption or sinking fund provisions applicable to the Common Stock

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●	restricting dividends on our Common Stock;

●	diluting the voting power of our Common Stock;

●	impairing liquidation rights of our Common Stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Forum Selection

Our amended and restated certificate of incorporation and amended and restated bylaws provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have subject matter jurisdiction, the federal district court of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation, our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us or any director, officer or employee of the Company that is governed by the internal affairs doctrine of the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Blank Check Preferred Stock. Our Board of Directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval. As a result, our Board of Directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the Company’s capital stock or that could have the effect of delaying, deferring or preventing a change in control.

Classified Board of Directors. Our amended and restated certificate of incorporation divides our Board of Directors into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Removal of Directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, (i) subject to the rights of holders of any series of preferred stock or any limitation imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors; and (ii) subject to the rights of holders of any series of preferred stock, neither the Board of Directors nor any individual director may be removed without cause.

Board Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws, provide that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the Board of Directors.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and our amended and restated bylaws prohibit stockholders from acting by written consent. Accordingly, stockholder action must take place at an annual or a special meeting of the Company’s stockholders.

Special Meetings of Stockholders. Our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our Board of Directors, Chairman of the Board of Directors or our Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Stockholders wishing to nominate persons for election to our Board of Directors or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws.

Amendment of Certificate of Incorporation or Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL. The effect of these provisions are to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law, a director or officer may not be exculpated for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability will not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

In addition, our amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. We entered into separate indemnification agreements with our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. These agreements, among other things, require us to indemnify our directors and officers for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of SG DevCo. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Sale of Unregistered Securities

Since our incorporation, we have made the following issuances of unregistered securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder and/or Rule 701 of the Securities Act. We did not register the issuance of these securities under the Securities Act because the issuance did not constitute a public offering.

On February 18, 2021, we issued 1,000 shares of our Common Stock to SG Holdings, which shares will be distributed to SG Holdings stockholders in the Distribution.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 500,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nicolai Brune for 200,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Caitlin Kelly for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Marc Brune for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Wendy Bravo for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to David Villarreal for 650,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Ahmad Cory Jubran for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jordan Bem for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nancy Guzman for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Eric Tate for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Kevin Rohani for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to John Scott Magrane, Jr. for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jeffrey Tweedy for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Peter DeMaria for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Christopher Melton for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Yaniv Blumenfeld for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On May 16, 2023, we granted an RSU under the 2023 Plan to Alyssa Richardson for 12,500 shares of our Common Stock, with twenty-five percent (25%) vested upon issuance and twenty-five percent (25%) vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided she continues to serve on our Board of Directors.

In addition, on September 13, 2023, the Board of Directors declared a special stock dividend in the amount of 9,999 shares of our Common Stock for every one (1) share of our Common Stock to the holders of record of all the issued and outstanding shares of our Common Stock as of the close of business on September 13, 2023. In connection therewith, on September 15, 2023, we issued 9,999,000 shares of our Common Stock to SG Holdings, our sole stockholder as of the close of business on September 13, 2023.

On November 30, 2023, we closed a private placement offering of Seven Hundred Thousand Dollars ($700,000.00) in principal amount of the Company’s 8% convertible debentures and a warrant to purchase up to Three Hundred Fifty Thousand (350,000) shares of our Common Stock, to Peak One. Pursuant to a Securities Purchase Agreement, the Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Securities Purchase Agreement and issued 100,000 shares of our restricted Common Stock, of which 50,000 shares were issued to Peak One Investments, the general partner of Peak One, and 50,000 shares were issued to Peak One.

In addition, on November 30, 2023, we entered into an Equity Purchase Agreement with Peak One. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 shares of our restricted Common Stock.

Transfer Agent and Registrar

Our transfer agent and registrar for SG DevCo Common Stock is Equiniti Trust Company, LLC.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the ticker symbol “SGD.”

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Pursuant to the Registration Rights Agreement that we entered into with respect to the Securities Purchase Agreement, we agreed to keep this prospectus effective until the Selling Stockholders (i) do not own any Warrants Shares, Debenture Shares or SPA Commitment Shares or (ii) may sell all of the foregoing without restriction pursuant to Rule 144 promulgated under the Securities Act. Pursuant to the EP Registration Rights Agreement that we entered into with respect to the Equity Purchase Agreement we agreed to keep this prospectus effective until the earlier (i) the date as of which the Selling Stockholders may sell all of the EP Commitment Shares and shares of Common Stock that have been or may be issued to them under such agreement without restriction pursuant to Rule 144 promulgated under the Securities Act and (ii) the date on which the Selling Stockholders shall have sold all such securities. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

Whitley Penn LLP, our independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2022 and the period from February 17, 2021 (Inception) through December 31, 2021, as set forth in their report, which is included in this prospectus and elsewhere in this registration statement. Our financial statements are included in this prospectus and in the registration statement in reliance on Whitley Penn LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.sgdevco.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder

Safe and Green Development Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Safe and Green Development Corporation (the “Company”), as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2022 and for the period from February 17, 2021 (Inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company, as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for period from February 17, 2021 (Inception), through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon its one stockholder to fund operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The financial statements include expense allocations for certain corporate functions historically provided by Safe & Green Holdings Corp. These allocations may not be reflective of the actual expense that would have been incurred had the Company operated as a separate entity apart from Safe & Green Holdings Corp. A summary of transactions with related parties is included in Note 7 to the financial statements.

We have served as the Company’s auditor since 2016.

Dallas, Texas

/s/ Whitley Penn LLP

May 1, 2023

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements
Safe and Green Development Corporation

Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$720	$—
Assets held for sale	4,396,826	—
Land	1,190,655	3,576,130
Project development costs and other non-current assets	55,732	670,061
Equity-based investments	3,599,945	3,599,945
Other current assets	25,040	—
Total Assets	$9,268,918	$7,846,136

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$255,278	$130,189
Due to affiliates	4,200,000	4,200,000
Short term notes payable, net	2,648,300	1,971,960
Total current liabilities	7,103,578	6,302,149

Commitments and contingencies

Stockholder’s equity:
Common stock, $0.001 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	5,095,345	2,029,733
Accumulated deficit	(2,930,006)	(485,747)
Total stockholder’s equity	2,165,340	1,543,987
Total Liabilities and Stockholder’s Equity	$9,268,918	$7,846,136

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Operations

	For the Year Ended December 31, 2022	For the Period February 17, 2021 (inception) through December 31, 2021
Operating expenses:
Payroll and related expenses	$1,106,997	$199,919
General and administrative expenses	998,717	272,271
Marketing and business development expense	32,152	13,557
Total	2,137,866	485,747
Operating loss	(2,137,866)	(485,747)

Other expense:
Interest Expense	(306,393)	—
Net loss	$(2,444,259)	$(485,747)
Net loss per share
Basic and diluted	$(2,444.26)	$(485.75)

Weighted average shares outstanding:
Basic and diluted	1,000	1,000

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Changes in Stockholder’s Equity (Unaudited)

	$0.001 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at February 17, 2021	—	$—	$—	$—	$—
Capital Contributions	1,000	1	2,029,733	—	2,029,734
Net Loss	—	—	—	(485,747)	(485,747)
Balance at December 31, 2021	1,000	$1	$2,029,733	$(485,747)	$1,543,987

Balance at January 1st , 2022	1,000	$1	$2,029,733	$(485,747)	$1,543,987
Capital Contributions	—	—	3,065,612		3,065,612
Net Loss	—	—	—	(2,444,259)	(2,444,259)
Balance at December 31, 2022	1,000	$1	$5,095,345	$(2,930,006)	$2,165,340

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation

Statements of Cash Flows

	For the Year Ended December 31, 2022	For the period February 17, 2021 (Inception), through December 31, 2021
Cash flows from operating activities:
Net loss	$(2,444,259)	$(485,747)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt issuance costs	28,040	—
Changes in operating assets and liabilities:
Other current assets	(25,040)	—
Accounts payable and accrued expenses	125,089	130,189
Due to affiliates	—	4,200,000
Net cash (used in) provided by operating activities	(2,316,170)	3,844,442

Cash flows from investing activities:
Purchase of land	(1,190,655)	(3,576,130)
Additions to project development costs	(206,367)	(646,335)
Equity-based investments	—	(3,599,945)
Net cash used in investing activities	(1,397,022)	(7,822,410)

Cash flows from financing activities:
Debt Issuance Costs	—	(51,766)
Proceeds from short-term notes payable	648,300	2,000,000
Contributions	3,065,612	2,029,734
Net cash provided by financing activities	3,713,912	3,977,968
Net change in cash	720	—
Cash – beginning of period	—	—
Cash – end of period	$720	$—

Supplemental disclosure of non-cash operating activities:
Transfer of land to assets held for sale	$3,576,130	$—

The accompanying notes are an integral part of these financial statements.

Safe and Green Development Corporation
Notes to Financial Statements

For the Year Ended December 31, 2022 and for the Period from February 17, 2021 (inception) through December 31, 2021

1.	Description of Business

Safe and Green Development Corporation (the “Company,” “we”, “us” or “our”), previously known as SGB Development Corp., a Delaware corporation was incorporated on February 17, 2021. The Company was formed with the purpose of real property development primarily in the acquisition, development, management, sale and leasing of green single or multi-family projects in underserved regions nationally. The Company has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

The Company began operations during 2021 and has incurred a net loss during such period. In addition, as of December 31, 2022, the Company has minimal cash or cash equivalents on hand. Since inception, the Company has been funded by Safe & Green Holdings Corp., the Company’s parent company (“Parent”) and the Company relies solely on the Parent to fund operations and has raised substantial doubt of the Company’s ability to continue as a going concern. The Company will continue to rely on its Parent to fund the operations of the Company until positive cash flows are received. Management believes that these actions will enable the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of presentation — The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Recently adopted accounting pronouncements — New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Entities — On May 31, 2021, the Company agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”). The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. The Company has determined it is not the primary beneficiary of Norman Berry and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

On June 24, 2021, the Company entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”). The Company contributed $3,000,000 for its 10% equity interest. The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community. The Company has determined it is not the primary beneficiary of Cumberland and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

During the year ended December 31,2022 and the period ended December 31, 2021, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of December 31, 2022 and 2021.

Cash and cash equivalents — The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. The Company has minimal cash and cash equivalents on hand as of December 31, 2022 and 2021.

Safe and Green Development Corporation
Notes to Financial Statements

For the Year Ended December 31, 2022 and for the Period from February 17, 2021 (inception) through December 31, 2021

2.	Summary of Significant Accounting Policies (cont.)

Property, plant and equipment — Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 the Company acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130, which is recorded in assets held for sale on the accompanying balance sheets.

During February 2022 and September 2022, the Company acquired properties in Oklahoma and Georgia for $893,785 (including additions) and $296,870, respectively, which is recorded as land on the accompanying balance sheets.

Project Development Costs — Project development costs are stated at cost. At December 31, 2022, the Company’s project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development. As of December 31, 2022, $820,696 of project development costs related to Lago Vista are included in assets held for sale.

Assets Held For Sale — During 2022, management implemented a plan to sell Lago Vista, which meets all of the criteria required to classify it as an Asset Held For Sale. Including the project development costs associated with Lago Vista of $820,696, the book value is now $4,396,826.

Fair value measurements — Financial instruments, including accounts payable and accrued expenses are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments. The short-term note payable is carried at cost which approximates fair value due to corresponding market rates.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.
Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.
Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period.

Income taxes — The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

Safe and Green Development Corporation
Notes to Financial Statements

For the Year Ended December 31, 2022 and for the Period from February 17, 2021 (inception) through December 31, 2021

2.	Summary of Significant Accounting Policies (cont.)

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Concentrations of credit risk — Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

3.	Equity-based investments

The approximate combined financial position of the Company’s equity-based investments are summarized below as of December 31, 2022 and 2021:

Condensed balance sheet information:	2022	2021
	(Unaudited)	(Unaudited)
Total assets	$37,500,000	$37,700,000
Total liabilities	$7,100,000	$7,020,000
Members’ equity	$30,400,000	$30,680,000

4.	Note Payable

On July 14, 2021, the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on Lago Vista and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately $1,948,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $20,000 in interest charges and $4,134 in debt issuance costs during the year ended December 31, 2022 related to the Lago Vista project in accordance with ASC 835-20. On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

The Company entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note has a maturity date of January 14, 2023.

During August 2022, in connection with the purchase of a property in Georgia, the Company entered into a promissory note in the amount of $148,300. This note has a term of one (1) year, provided for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum.

5.	Net Loss Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

Safe and Green Development Corporation
Notes to Financial Statements

For the Year Ended December 31, 2022 and for the Period from February 17, 2021 (inception) through December 31, 2021

5.	Net Loss Per Share (cont.)

At December 31, 2022 and 2021, there were no securities outstanding that could potentially dilute future net loss per share.

6.	Stockholder’s Equity

As of December 31, 2022, the Company has 1,000 shares of common stock authorized, issued and outstanding which were issued to the Parent. As of December 31, 2022, the Parent contributed $5,095,346 to the Company.

7.	Related Party Transactions

As of December 31, 2022 and 2021, $4,200,000 is due to Parent. This amount was advanced to the Company, is non-interest bearing and is due on demand. Included in this amount, are payroll and general and administrative expenses which have been paid by the Parent and allocated to the Company. The Parent has allocated these costs based upon the estimated efforts which benefit the Company. For the year ended December 31, 2022, the Parent allocated $1,690,377 to the Company, with $207,523 included in project development costs. For the period February 17, 2021 (inception) through December 31, 2021, the Parent allocated $1,150,808 to the Company, with $670,061 included in project development costs.

8.	Income Taxes

The Company’s provision (benefit) for income taxes consists of the following for the year end and period ended December 31, 2022 and 2021:

Deferred:	2022	2021
Federal	$(513,294)	$102,007)
State and local	(35,234)	(7,002)
Total deferred	(548,528)	(109,009)
Total provision (benefit) for income taxes	(548,528)	(109,009)
Less: valuation reserve	548,528	109,009
Income tax provision	$—	$—

A reconciliation of the federal statutory rate to 0.0% for the year ended December 31, 2022 and the period ended December 31, 2021 to the effective rate for income from operations before income taxes is as follows:

Benefit for income taxes at federal statutory rate	21.0%
State and local income taxes, net of federal benefit	1.4
Less valuation allowance	(22.4)
Effective income tax rate	0.0%

The tax effects of these temporary differences along with the net operating losses, net of an allowance for credits, have been recognized as deferred tax assets at December 31, 2022 and 2021 as follows:

	2022	2021
Net operating loss carryforward	$439,519	$109,009
Valuation allowance	(439,519)	(109,009)
Net deferred tax asset	$—	$—

Safe and Green Development Corporation
Notes to Financial Statements

For the Year Ended December 31, 2022 and for the Period from February 17, 2021 (inception) through December 31, 2021

8.	Income Taxes (cont.)

The Company establishes a valuation allowance, if based on the weight of available evidence, it is more likely than not that some portion or all of the deferred assets will not be realized. The valuation allowance increased by $439,519 and 109,009 during the year ended December 31, 2022 and the period ended December 31, 2021, respectively.

As of December 31, 2022, the Company had a net operating loss carryforward of approximately $2,900,000 for Federal and State tax purposes. This net operating losses will carryforward indefinitely and be available to offset up to 80% of future taxable income each year. The Company’s net operating loss carryforward may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expenses. As of December 31, 2022 and 2021, the Company has no unrecognized tax positions, including interest and penalties. The 2021 tax year is still open to examination by the major tax jurisdictions in which the Company operates. The Company files returns in the United States Federal tax jurisdiction and various other state jurisdictions.

9.	Commitments and Contingencies

At times the Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in our financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that any legal proceedings will not have a material adverse effect on the financial condition.

10.	Subsequent Events

During January 2023, the Short-Term Note and Second Short-Term Note were extended with a current maturity date of February 1, 2024.

On March 30, 2023, an affiliate of SG DevCo entered into an agreement to secure financing to pay off the Short-Term Note and Second Short-Term Note by issuing a new $5,000,000 note to be secured by the Lago Vista property and SG DevCo’s McLean site in Durant, Oklahoma.

PART I. FINANCIAL INFORMATION

ITEM 1. Financial Statements

Safe and Green Development Corporation and Subsidiary

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash	$33,365	$720
Prepaid asset and other current assets	417,900	25,040
Current Assets	451,265	25,760

Assets held for sale	4,400,361	4,396,826
Land	1,190,655	1,190,655
Property and Equipment, net	3,730
Project development costs and other non-current assets	65,339	55,732
Due from Affiliates	1,876,298
Equity-based investments	3,642,607	3,599,945
Intangible assets	22,210	—

Total Assets	$11,652,465	$9,268,918

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$378,819	$255,278
Due to affiliates	200,000	4,200,000
Short term notes payable, net	6,564,887	2,648,300
Total current liabilities	7,143,706	7,103,578

Commitments and contingencies

Stockholder’s equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized, 10,000,000 issued and outstanding as of September 30, 2023 and 1,000 shares authorized, issued and outstanding as of December 31, 2022	10,000	1
Additional paid-in capital	10,044,730	5,095,345
Accumulated deficit	(5,545,971)	(2,930,006)
Total stockholder’s equity	4,508,759	2,165,340

Total Liabilities and Stockholder’s Equity	$11,652,465	$9,268,918

The accompanying notes are an integral part of these condensed financial statements.

Safe and Green Development Corporation and Subsidiary

Condensed Consolidated Statements of Operations

	For the Three Months Ended September 30, 2023	For the Three Months Ended September 30, 2022
	(Unaudited)	(Unaudited)
Operating expenses:
Payroll and related expenses	$228,779	$255,189
General and administrative expenses	341,205	170,711
Marketing and business development expense	14,003	10,898
Total	583,987	436,798

Operating loss	(583,987)	(436,798)
Other expense:

Interest Expense	(339,877)	(52,157)
Other Income	321

Net loss	$(923,543)	$(488,955)

Net loss per share
Basic and diluted	$(0.57)	$(488.96)

Weighted average shares outstanding:
Basic and diluted	1,631,272	1,000

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
	(Unaudited)	(Unaudited)
Operating expenses:
Payroll and related expenses	$898,876	$775,384
General and administrative expenses	861,179	523,206
Marketing and business development expense	41,309	14,606
Total	1,801,364	1,313,196

Operating loss	(1,801,364)	(1,313,196)

Other expense:

Interest Expense	(814,922)	(173,726)
Other Income	321	-

Net loss	$(2,615,965)	$(1,486,922)

Net loss per share
Basic and diluted	$(6.35)	$(1,486.92)

Weighted average shares outstanding:
Basic and diluted	411,918	1,000

The accompanying notes are an integral part of these condensed financial statements.

Safe and Green Development Corporation and Subsidiary

Condensed Consolidated Statements of Changes in Stockholder’s Equity (Unaudited)

	$0.001 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at June 30, 2022	1,000	$1	$4,150,329	$(1,483,714)	$2,666,616
Net Loss	—	—	—	(488,955)	(488,955)
Balance at September 30, 2022	1,000	$1	$4,150,329	$(1,972,669)	$2,177,661

Balance at January 1, 2022	1,000	$1	$2,029,733	$(485,747)	$1,543,987
Capital Contributions	—	—	2,120,596	—	2,120,596
Net Loss	—	—	—	(1,486,922)	(1,486,922)
Balance at September 30, 2022	1,000	$1	$4,150,329	$(1,972,669)	$2,177,661

	$0.001 Par Value Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity
Balance at June 30, 2023	1,000	$1	$6,054,729	$(4,622,428)	$1,432,302
Issuance of common stock	9,999,000	9,999	(9,999)	—	—
Forgiveness of due to affiliate	—	—	4,000,000	—	4,000,000
Net Loss	—	—	-	(923,543)	(923,543)
Balance at September 30, 2023	10,000,000	$10,000	$10,044,730	$(5,545,971)	$4,508,759

Balance at January 1, 2023	1,000	$1	$5,095,345	$(2,930,006)	$2,165,340
Issuance of common stock	9,999,000	9,999	(9,999)	—	—
Forgiveness of due to affiliate			4,000,000	—	4,000,000
Capital Contributions	—	—	959,384	—	959,384
Net Loss	—	—	—	(2,615,965)	(2,615,965)
Balance at September 30, 2023	10,000,000	$10,000	$10,044,730	$(5,545,971)	$4,508,759

The accompanying notes are an integral part of these condensed financial statements.

Safe and Green Development Corporation and Subsidiary

Condensed Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30, 2023	For the Nine Months Ended September 30, 2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,615,965)	$(1,486,922)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	75	—
Amortization of debt issuance costs	208,412	—
Changes in operating assets and liabilities:
Prepaid asset and other current assets	392,860	83,157
Intangible assets	(22,210)	—
Due from affiliates	(1,876,298)	—
Accounts payable and accrued expenses	123,541	—
Due to affiliates	—	—
Net cash used in operating activities	(4,575,305)	(1,570,079)
Cash flows from investing activities:
Additions to assets held for sale	(3,535)	(174,800)
Purchase of Property and Equipment	(3,805)	—
Purchase of Land	—	(1,190,655)
Project Development Costs	(9,607)	(34,974)
Equity-based investments	(42,662)	—

Net cash used in investing activities	(59,609)	(1,400,429)
Cash flows from financing activities:
Debt issuance costs	(441,825)	—
Payments of short-term notes payable	(2,500,000)	—
Proceeds from short-term notes payable	6,650,000	676,340
Contributions	959,384	2,294,167
Net cash provided by financing activities	4,667,559	2,970,507

Net change in cash	32,645	—

Cash – beginning of period	720	—

Cash – end of period	$33,365	$—

Supplemental disclosure of non-cash operating activities:
Transfer of land to assets held for sale	$—	$3,576,130
Prepaid interest held back from proceeds from short-term notes payable	$675,000	$—

Forgiveness of due from affilliate	$4,000,000	$—

The accompanying notes are an integral part of these condensed financial statements.

Safe and Green Development Corporation
Notes to Condensed Financial Statements

For the Three and Nine months Ended September 30, 2023

1.	Description of Business

Safe and Green Development Corporation (the “Company” or “SG DevCo”), previously known as SGB Development Corp., a Delaware corporation was incorporated on February 17, 2021. The Company was formed for the purpose of real property development primarily in the acquisition, development, management, sale and leasing of green single or multi-family projects in underserved regions nationally. The Company has a minority interest in Norman Berry II Owners LLC and JDI-Cumberland Inlet LLC as described further below.

The Company began operations during 2021 and has incurred a net loss during since inception. Historically, the Company’s operations have primarily been funded through advances from Safe & Green Holdings Corp., the Company’s parent company (“Parent”) and the Company has been largely dependent upon Parent for funding This factor has raised substantial doubt of the Company’s ability to continue as a going concern. The Company has also funded operations through a recent bridge note financing of which it have raised $1,750,000 to date, two lien notes in the aggregate amount of $2,500,000 on the Lago Vista property, which were paid off in March 2023 in connection with the refinancing described below. Management believes that these actions will enable the Company to continue as a going concern.

In December 2022, Parent and then owner of 100% of our issued and outstanding securities, announced its plan to separate the Company and Parent into two separate publicly traded companies (the “Separation”). To implement the Separation, on September 27, 2023 (the “Distribution Date”), Parent, effected a pro rata distribution to Parent’s stockholders of approximately 30% of the outstanding shares of the Company’s common stock (the “Distribution”). In connection with the Distribution, each Parent stockholder received 0.930886 shares of the Company’s common stock for every five (5) shares of Parent common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, the Company was no longer a wholly owned subsidiary of Parent and Parent held approximately 70% of the Company’s issued and outstanding securities. On September 28, 2023, the Company’s common stock began trading on the Nasdaq Capital Market under the symbol “SGD.”

In connection with the Separation and Distribution, the Company entered into a separation and distribution agreement and several other agreements with Parent. These agreements provide for the allocation between Parent and the Company of the assets, employees, liabilities and obligations (including, among others, investments, property, employee benefits and tax-related assets and liabilities) of Parent and its subsidiaries attributable to periods prior to, at and after the Separation and will govern the relationship between the Company and Parent subsequent to the completion of the Separation. In addition to the separation and distribution agreement, the other principal agreements entered into with Parent included a tax matters agreement and a shared services agreement.

2.	Summary of Significant Accounting Policies

Basis of presentation — The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”).

Recently adopted accounting pronouncements — New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Entities — On May 31, 2021, the Company agreed to contribute $600,000 to acquire a 50% membership interest in Norman Berry II Owner LLC (“Norman Berry”). The Company contributed $350,329 and $114,433 of the initial $600,000 in the second quarter and third quarter of 2021 respectively, with the remaining $135,183 funded in the fourth quarter of 2021. The purpose of Norman Berry is to develop and provide affordable housing in the Atlanta, Georgia metropolitan area. The Company has determined it is not the primary beneficiary of Norman Berry and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

On June 24, 2021, the Company entered into an operating agreement with Jacoby Development for a 10% non-dilutable equity interest for JDI-Cumberland Inlet, LLC (“Cumberland”). The Company contributed $3,000,000 for its 10% equity interest. During the nine months ended September 30, 2023, the Company contributed an additional $25,000. The purpose of Cumberland is to develop a waterfront parcel in a mixed-use destination community. The Company has determined it is not the primary beneficiary of Cumberland and thus will not consolidate the activities in its financial statements. The Company will use the equity method to report the activities as an investment in its financial statements.

During the nine months ended September 30, 2023 and year ended December 31 ,2022, Norman Berry and Cumberland did not have any material earnings or losses as the investments are in development. In addition, management believes there was no impairment as of September 30, 2023 or December 31, 2022.

Safe and Green Development Corporation
Notes to Condensed Financial Statements

For the Three and Nine months Ended September 30, 2023

2.	Summary of Significant Accounting Policies (cont.)

Cash and cash equivalents — The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition. The Company has $33,365 cash and cash equivalents on hand as of September 30, 2023 and $720 as of December 31, 2022.

Property, plant and equipment — Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

On May 10, 2021 the Company acquired a 50+ acre Lake Travis project site in Lago Vista, Texas (“Lago Vista”) for $3,576,130, which is recorded in assets held for sale on the accompanying balance sheets.

During February 2022 and September 2022, the Company acquired properties in Oklahoma and Georgia for $893,785 (including additions) and $296,870, respectively, which is recorded as land on the accompanying balance sheets.

The Company acquired $3,805 worth of computers and software, and recorded depreciation of $75 during the three and nine months ended September 30, 2023.

Intangible assets — Intangible assets consist of $22,210 of website costs that will be amortized over 5 years, As of September 30, 2023 the website costs are not in service. The Company evaluated intangible assets for impairment during the nine months ended September 30, 2023 and 2022 and determined that there are no impairment losses.

Project Development Costs — Project development costs are stated at cost. At September 30, 2023 and December 31, 2022, the Company’s project development costs are expenses incurred related to development costs on various projects that are capitalized during the period the project is under development. As of September 30, 2023 and December 31, 2022, $824,231 and $820,696 of project development costs related to Lago Vista are included in assets held for sale.

Assets Held For Sale — During 2022, management implemented a plan to sell Lago Vista, which meets all of the criteria required to classify it as an Asset Held For Sale. Including the project development costs associated with Lago Vista of $824,231, the book value is now $4,400,361 as of September 30, 2023.

Fair value measurements — Financial instruments, including accounts payable and accrued expenses are carried at cost, which the Company believes approximates fair value due to the short-term nature of these instruments. The short-term note payable is carried at cost which approximates fair value due to corresponding market rates.

The Company measures the fair value of financial assets and liabilities based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value.

The Company uses three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3	Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Transfer into and transfers out of the hierarchy levels are recognized as if they had taken place at the end of the reporting period.

Safe and Green Development Corporation
Notes to Condensed Financial Statements

For the Three and Nine months Ended September 30, 2023

2.	Summary of Significant Accounting Policies (cont.)

Income taxes — The Company accounts for income taxes utilizing the asset and liability approach. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from the differences between the financial and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s estimate of whether, and the extent to which, additional taxes will be due. If payment of these amounts ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the liabilities are no longer determined to be necessary. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Concentrations of credit risk — Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

3.	Equity-based investments

The approximate combined financial position of the Company’s equity-based investments are summarized below as of September 30, 2023 and December 31, 2022:

Condensed balance sheet information:	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Total assets	$37,500,000	$37,500,000
Total liabilities	$7,100,000	$7,100,000
Members’ equity	$30,400,000	$30,400,000

4.	Notes Payable

On July 14, 2021, the Company, issued a Real Estate Lien Note, in the principal amount of $2,000,000 (the “Short-Term Note”), secured by a Deed of Trust, dated July 14, 2021 (the “Deed of Trust”), on Lago Vista and a related Assignment of Leases and Rents, dated July 8, 2021 (“Assignment of Rents”), for net loan proceeds of approximately $1,945,234 after fees. The Short-Term Note has a term of one (1) year, provides for payments of interest only at a rate of twelve percent (12%) per annum and may be prepaid without penalty commencing nine (9) months after its issuance date. If the Short-Term Note is prepaid prior to nine (9) months after its issuance date, a 0.5% prepayment penalty is due. The Company capitalized $20,000 in interest charges and $4,134 in debt issuance costs during the year ended December 31, 2022 related to the Lago Vista project in accordance with ASC 835-20. On July 14, 2022, the Company entered into a renewal and extension of the Short-Term Note, with a maturity date of January 14, 2023 and all other terms remaining the same.

The Company entered into a Second Real Estate Lien Note, in the principal amount of $500,000, with similar terms to the Short-Term Note (“Second Short-Term Note”). The Second Short-Term Note had a maturity date of January 14, 2023.

During August 2022, in connection with the purchase of a property in Georgia, the Company entered into a promissory note in the amount of $148,300. This note has a term of one (1) year, provided for payments of interest only at a rate of nine and three quarters percent (9.75%) per annum. During August 2023, such note was extended for a one year period.

During January 2023, the Short-Term Note and Second Short-Term Note were extended with a maturity date of February 1, 2024.

Safe and Green Development Corporation
Notes to Condensed Financial Statements

For the Three and Nine months Ended September 30, 2023

4.	Notes Payable (cont.)

On March 31, 2023, LV Peninsula Holding LLC (“LV Peninsula”), a Texas limited liability company and wholly owned subsidiary of SG DevCo, pursuant to a Loan Agreement, dated March 30, 2023 (the “Loan Agreement”), issued a promissory note, in the principal amount of $5,000,000 (the “LV Note”), secured by a Deed of Trust and Security Agreement, dated March 30, 2023 (the “Deed of Trust”) on the Lake Travis project site in Lago Vista, Texas, a related Assignment of Contract Rights, dated March 30, 2023 (“Assignment of Rights”), on the Company’s project site in Lago Vista, Texas and McLean site in Durant, Oklahoma and a Mortgage, dated March 30, 2023 (“Mortgage”), on the Company’s site in Durant, Oklahoma.

The proceeds of the LV Note were used to pay off the Short-Term Note and Second Short-Term Note. The LV Note requires monthly installments of interest only, is due on April 1, 2024 and bears interest at the prime rate as published in the Wall Street Journal (currently 8.0%) plus five and 50/100 percent (5.50%), currently equaling 13.5%; provided that in no event will the interest rate be less than a floor rate of 13.5%. The LV Peninsula obligations under the LV Note have been guaranteed by SG DevCo pursuant to a Guaranty, dated March 30, 2023 (the “Guaranty”), and may be prepaid by LV Peninsula at any time without interest or penalty. The Company incurred $406,825 of debt issuance costs and remitted $675,000 in prepaid interest in connection with the LV Note.

On June 23, 2023, the Company entered into a Loan Agreement (the “BCV Loan Agreement”) with a Luxembourg-based specialized investment fund, BCV S&G DevCorp (“BCV S&G”), for up to $2,000,000 in proceeds, under which it initially received $1,250,000. The Loan Agreement provides that the loan provided thereunder will bear interest at 14% per annum and mature on December 1, 2024. The loan may be repaid by the Company at any time following the twelve-month anniversary of its issue date. The loan is secured by 19.99% of the Company’s outstanding shares of common stock (the “Pledged Shares”), which were pledged pursuant to an escrow agreement (the “Escrow Agreement”) with the Company’s transfer agent. The fees associated with the issuance include $70,000 paid to BCV S&G for the creation of the BCV Loan Agreement and $27,500 payable to BCV S&G per annum for maintaining the BCV Loan Agreement. Additionally, $37,500 in broker fees was paid to Bridgeline Capital Partners S.A. on the principal amount raised of $1,250,000. As of September 30, 2023, the Company has paid $35,000 in debt issuance costs. The BCV Loan Agreement further provided that if SG DevCo’s shares of common stock are not listed on The Nasdaq Stock Market before August 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by the Company’s St. Mary’s industrial site, consisting of 29.66 acres and a proposed manufacturing facility in St. Mary’s, Georgia (the “St. Mary’s Site”).

On August 9, 2023, Parent and the Company entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which Parent cancelled and forgave the remaining balance then due on that certain promissory note, dated December 19, 2021, made by the Company in favor of Parent in the original principal amount of $4,200,000.

On August 16, 2023, the Company secured an additional $500,000 in bridge funding from BCV S&G under the BCV Loan Agreement.

On August 25, 2023, SG DevCo and BCV S&G amended the BCV Loan Agreement (“Amendment No. 1”) to change the date upon which SG DevCo’s shares must be listed on The Nasdaq Stock Market from August 30, 2023 to September 15, 2023. According to Amendment No. 1, if SG DevCo’s shares of common stock are not listed on The Nasdaq Stock Market before September 15, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site.

On September 11, 2023, SG DevCo and BCV S&G amended the BCV Loan Agreement (“Amendment No. 2”) to change the date upon which SG DevCo’s shares must be listed on The Nasdaq Stock Market from September 15, 2023 to September 30, 2023. According to Amendment No. 2, if SG DevCo’s shares of common stock are not listed on The Nasdaq Stock Market before September 30, 2023 or if following such listing the total market value of the Pledged Shares falls below twice the face value of the loan, the loan will be further secured by a security interest in the St. Mary’s Site. Following the listing, the total market value of the Pledged Shares has fallen below twice the face value of the loan and SG DevCo and BCV S&G are in discussions regarding alternatives.

For the three and nine months ended September 30, 2023, the Company recognized amortization of debt issuance costs of $208,412 and $308,412, respectively. As of September 30, 2023, the unamortized debt issuance costs amounted to $233,412.

5.	Net Loss Per Share

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants. Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive.

At September 30, 2023 and December 31, 2022, there were no securities outstanding that could potentially dilute future net loss per share.

Safe and Green Development Corporation
Notes to Condensed Financial Statements

For the Three and Nine months Ended September 30, 2023

6.	Stockholder’s Equity

As of September 30, 2023, the Company has 10,000,000 shares of common stock authorized, issued and outstanding which were issued to the Parent and initial shareholders of the Parent.

On September 27, 2023, Parent effected a pro rata distribution to Safe & Green Holdings Corp.’s stockholders of approximately 30% of the then outstanding shares of their common stock (“Distribution”). In connection with the Distribution, each Parent stockholder received 0.930886 shares of our common stock for every five (5) shares of SG Holdings common stock held as of the close of business on September 8, 2023, the record date for the Distribution, as well as a cash payment in lieu of any fractional shares. Immediately after the Distribution, the Company was no longer a wholly owned subsidiary of Parent and Parent held approximately 70% of the Company’s issued and outstanding securities.

7.	Related Party Transactions

As of September 30, 2023 and December 31, 2022, $200,000 and $4,200,000, respectively, is due to Parent. This amount was advanced to the Company, is non-interest bearing and is due on demand. Included in this amount, are payroll and general and administrative expenses which have been paid by the Parent and allocated to the Company. The Parent has allocated these costs based upon the estimated efforts which benefit the Company. For the year ended December 31, 2022, the Parent allocated $1,690,377 to the Company, with $207,523 included in project development costs.

During 2023, the Company and Parent entered into an agreement whereas the Parent will perform certain services for the Company. For the nine months ended September 30, 2023, the Parent allocated $120,000 to the Company. For the three months ended September 30, 2023, the Parent allocated $60,000 to the Company.

On August 9, 2023, Parent and the Company entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which Parent cancelled and forgave the remaining balance then due on that certain promissory note, dated December 19, 2021, made by the Company in favor of Parent in the original principal amount of $4,200,000. As such, $4,000,000 was recorded as additional paid in capital during 2023.

In addition, as of September 30, 2023, $1,876,298 is due from Parent for advances made by the Company. The Company intends to formalize the amount due into a promissory note.

8.	Commitments and Contingencies

At times the Company is subject to certain claims and lawsuits arising in the normal course of business. The Company assesses liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company records a liability in its financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company does not record an accrual, consistent with applicable accounting guidance. Based on information currently available, advice of counsel, and available insurance coverage, the Company believes that any legal proceedings will not have a material adverse effect on the financial condition.

SAFE AND GREEN DEVELOPMENT CORPORATION

1,999,000 Shares of Common Stock

PROSPECTUS

December     , 2023

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Amount to be paid
SEC registration fee	$531
Accounting fees and expenses	$20,000
Legal fees and expenses	$5,000
Miscellaneous expenses	$4,469
Total	$30,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provides that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

Since our incorporation, we have made the following issuances of unregistered securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder and/or Rule 701 of the Securities Act. We did not register the issuance of these securities under the Securities Act because the issuance did not constitute a public offering.

On February 18, 2021, we issued 1,000 shares of our Common Stock to SG Holdings, which shares will be distributed to SG Holdings stockholders in the Distribution.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 500,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nicolai Brune for 200,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Caitlin Kelly for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Marc Brune for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Wendy Bravo for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to David Villarreal for 650,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Ahmad Cory Jubran for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jordan Bem for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nancy Guzman for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Eric Tate for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Kevin Rohani for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to John Scott Magrane, Jr. for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jeffrey Tweedy for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Peter DeMaria for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Christopher Melton for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Yaniv Blumenfeld for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On May 16, 2023, we granted an RSU under the 2023 Plan to Alyssa Richardson for 12,500 shares of our Common Stock, with twenty-five percent (25%) vested upon issuance and twenty-five percent (25%) vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided she continues to serve on our Board of Directors.

In addition, on September 13, 2023, the Board of Directors declared a special stock dividend in the amount of 9,999 shares of our Common Stock for every one (1) share of our Common Stock to the holders of record of all the issued and outstanding shares of our Common Stock as of the close of business on September 13, 2023. In connection therewith, on September 15, 2023, we issued 9,999,000 shares of our Common Stock to SG Holdings, our sole stockholder as of the close of business on September 13, 2023.

On November 30, 2023, we closed a private placement offering of Seven Hundred Thousand Dollars ($700,000.00) in principal amount of the Company’s 8% convertible debentures and a warrant to purchase up to Three Hundred Fifty Thousand (350,000) shares of our Common Stock, to Peak One. Pursuant to a Securities Purchase Agreement, the Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering we paid $17,500 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs incurred in connection with the transactions contemplated by the Securities Purchase Agreement and issued 100,000 shares of our restricted Common Stock, of which 50,000 shares were issued to Peak One Investments, the general partner of Peak One, and 50,000 shares were issued to Peak One.

In addition, on November 30, 2023, we entered into an Equity Purchase Agreement with Peak One. Pursuant to the terms of the Equity Purchase Agreement, we issued to Peak One Investments 100,000 shares of our restricted Common Stock.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

The following is a list of exhibits filed as a part of this registration statement:

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Exhibit Index

2.1	Separation and Distribution Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 2.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

4.1	Debenture, dated November 30, 2023, in the principal amount of $700,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

4.2	Warrant, dated November 30, 2023 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

5.1*	Opinion of Blank Rome LLP

10.1	Shared Services Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.2	Tax Matters Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.3	Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.3 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.4	Fabrication Agreement by and between SG Echo, LLC and the Registrant (incorporated herein by reference to Exhibit 10.4 to the Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on December 23, 2022 (File No. 001-41581) ).

10.5+	Form of 2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.6	Renewal & Extension of Real Estate Note and Lien between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.6 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.7	Second Lien Deed of Trust between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.7 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.8	Promissory Note between the Registrant and Palermo Lender LLC (incorporated herein by reference to Exhibit 10.8 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.9	Promissory Note between the Registrant and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.9 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.10	Operating Agreement of JDI Cumberland Inlet, LLC (incorporated herein by reference to Exhibit 10.10 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.11	Amended and Restated Operating Agreement of Norman Berry II Owners, LLC (incorporated herein by reference to Exhibit 10.11 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.12+	Employment Agreement, dated February 3, 2023, with David Villarreal (incorporated herein by reference to Exhibit 10.12 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.13+	Employment Agreement, dated February 14, 2023, with Nicolai Brune (incorporated herein by reference to Exhibit 10.13 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.14	Loan Agreement, dated March 30, 2023, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.14 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.15	Promissory Note, issued by LV Peninsula Holding LLC, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.15 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.16	Deed of Trust and Security Agreement, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.16 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.17	Assignment of Contract Rights, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.17 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.18	Mortgage, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.18 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.19	Guaranty, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.19 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.20	Loan Agreement, dated as of June 16, 2023, between Registrant and BCV S&G DevCorp (incorporated herein by reference to Exhibit 10.20 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.21	Escrow Agreement, dated as of June 21, 2023, among Registrant, Bridgeline Capital Partners S.A, acting on behalf BCV S&G DevCorp, and American Stock Transfer & Trust Company, LLC, as Escrow Agent (incorporated herein by reference to Exhibit 10.21 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.22	Note Cancellation Agreement, effective as of July 1, 2023, by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.22 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

10.23	Promissory Note, in the principal amount of $908,322.95, in favor of Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.23 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

10.24	Amendment No. 1 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.24 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.25+	Form of Director Offer Letter (incorporated herein by reference to Exhibit 10.25 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.26	Amendment No. 2 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.26 to the Amendment No. 8 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on September 12, 2023 (File No. 001-41581)).

10.27	Securities Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.28	Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.29	Equity Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.30	Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.31	Contribution Agreement between LV Peninsula Holding LLC and Preserve Acquisitions, LLC entered into as of November 28, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 4, 2023 (File No. 001-41581)).

10.32**	Master Purchase Agreement, dated December 17, 2023, by and between SG Echo LLC and Safe and Green Development Corporation

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the Amendment No. 5 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 10, 2023 (File No. 001-41581)).

23.1*	Consent of Independent Registered Public Accounting Firm, Whitley Penn LLP

23.2	Consent of Blank Rome (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

107.1*	Filing Fee Table

*	Filed herewith
**	To be filed by amendment
+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 19, 2023.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
	Name:	David Villarreal
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Villarreal and/or Nicolai Brune, as his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ David Villarreal	Chief Executive Officer and Director	December 19, 2023
David Villarreal	(Principal Executive Officer)

/s/ Nicolai Brune	Chief Financial Officer	December 19, 2023
Nicolai Brune	(Principal Financial and Accounting Officer)

/s/ Yaniv Blumenfeld	Director	December 19, 2023
Yaniv Blumenfeld

/s/ Paul Galvin	Director	December 19, 2023
Paul Galvin

/s/ Peter G. DeMaria	Director	December 19, 2023
Peter G. DeMaria

/s/ John Scott Magrane, Jr.	Director	December 19, 2023
John Scott Magrane, Jr.

/s/ Christopher Melton	Director	December 19, 2023
Christopher Melton

/s/ Allyssa L. Richardson	Director	December 19, 2023
Alyssa L. Richardson

/s/ Jeffrey Tweedy	Director	December 19, 2023
Jeffrey Tweedy